Exhibit 10.1

EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

November 29, 2010

among

CLAYTON WILLIAMS ENERGY, INC.,

as Borrower

CERTAIN SUBSIDIARIES OF BORROWER,

as Guarantors

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

and

J.P. MORGAN SECURITIES LLC,

as Sole Bookrunner and Lead Arranger

$500,000,000 Senior Secured Credit Facility

i

EXHIBITS:

Exhibit A — Form of Assignment and Assumption

Exhibit B — Form of Opinion of Counsel for the Borrower

Exhibit C — Form of Counterpart Agreement

Exhibit D — Form of Interest Election Request

Exhibit E — Form of Note

Exhibit F — Form of Lender Certificate

SCHEDULES:

Schedule 1.01 — Existing Letters of Credit

Schedule 1.02 — Related Partnerships

Schedule 2.01 — Applicable Percentages and Commitments

Schedule 4.06 — Disclosed Matters

Schedule 4.13 — Capitalization

Schedule 7.01 — Existing Indebtedness

Schedule 7.02 — Existing Liens

Schedule 7.06 — Existing Investments

Schedule 7.09 — Transactions with Affiliates

Schedule 7.10 — Existing Restrictions

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 29, 2010, is among CLAYTON WILLIAMS ENERGY, INC., a Delaware corporation, as Borrower, CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

RECITALS

WHEREAS, the Borrower, certain Subsidiaries of the Borrower, certain of the Lenders and JPMorgan Chase Bank, N.A., as administrative agent, have entered into that certain Amended and Restated Credit Agreement, dated as of May 21, 2004 (as amended, supplemented or otherwise modified from time to time prior to the Effective Date, the “Original Credit Agreement”), pursuant to which the lenders party thereto agreed to provide the Borrower with a revolving credit facility in the form and upon the terms and conditions set forth therein;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend and restate the Original Credit Agreement in its entirety, and the Administrative Agent and the Lenders have agreed to do so upon the terms and conditions set forth herein; and

WHEREAS, it is the intent of the parties hereto that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Original Credit Agreement or constitute repayment of any such obligations and liabilities and that this Agreement shall amend and restate the Original Credit Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree that the Original Credit Agreement is hereby amended and restated in its entirety to read as set forth herein:

Article I

Definitions

Section 1.01.          Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means, the acquisition by the Borrower or any Restricted Subsidiary, whether by purchase, merger (and, in the case of a merger with any such Person, with such Person being the surviving corporation) or otherwise, of all or substantially all of the Equity Interest of, or all or substantially all of the business, property or fixed assets of or business line or unit or a division of, any other Person primarily engaged in the business of producing oil or natural gas or the acquisition by the Borrower or any Restricted Subsidiary of property or assets consisting of Oil and Gas Interests.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as contractual representative of the Lenders hereunder pursuant to Article X and not in its individual capacity as a Lender, and any successor agent appointed pursuant to Article X.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Payment Contract” means any contract whereby any Credit Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Oil and Gas Interests owned by any Credit Party and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitment” means, at any time, the sum of the Commitments of all of the Lenders at such time.  As of the Effective Date, the Aggregate Commitment is $350,000,000.

“Aggregate Commitment Usage” means, as of any date and for all purposes, the quotient, expressed as a percentage, of (a) the Aggregate Credit Exposure as of such date, divided by (b) the Aggregate Commitment as of such date.

“Aggregate Credit Exposure” means, as of any date of determination, the sum of the Credit Exposure of all of the Lenders as of such date.

“Agreement” means this Second Amended and Restated Credit Agreement, dated as of November 29, 2010, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent ( ½ of 1%) and (c) the LMIR on such day plus 1.00%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LMIR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LMIR, respectively.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Maximum Facility Amount represented by such Lender’s Maximum Credit Amount at such time; provided that in the case of Section 2.20 only, when a Defaulting Lender exists, “Applicable Percentage” shall mean the percentage of the Maximum Facility Amount (disregarding any Defaulting Lender’s Maximum Credit Amount) represented by such Lender’s Maximum Credit Amount.  The initial amount of each Lender’s Applicable Percentage is as set forth on Schedule 2.01.  If the Maximum Facility Amount has terminated or expired, the Applicable Percentage of any Lender shall be determined based upon the Maximum Facility Amount most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Unused Commitment Fee Rate”, as the case may be, based upon the Borrowing Base Usage applicable on such date:

Borrowing Base Usage:	ABR Spread	Eurodollar Spread	Unused Commitment Fee Rate
Equal to or greater than 90%	2.000%	3.000%	0.500%
Equal to or greater than 75% and less than 90%	1.750%	2.750%	0.500%
Equal to or greater than 50% and less than 75%	1.500%	2.500%	0.500%
Equal to or greater than 25% and less than 50%	1.250%	2.250%	0.500%
Less than 25%	1.000%	2.000%	0.500%

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.

“Approved Counterparty” means, at any time and from time to time, (a) any Person that is approved by the Administrative Agent (such approval not to be unreasonably withheld) and has (or the credit support provider of such Person has), at the time the Borrower or any Restricted Subsidiary enters into a Swap Agreement with such Person, a long term senior unsecured debt credit rating of BBB+ or better from S&P or Baal or better from Moody’s and (b) any Lender Counterparty.

“Approved Fund” has the meaning assigned to such term in Section 11.04.

“Approved Petroleum Engineer” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) Williamson Petroleum Consultants, Inc., or (d) any reputable firm of independent petroleum engineers selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributed Interests” means any Oil and Gas Interests indirectly owned by any Credit Party through the ownership of Partnership Interests and attributed to such Credit Party in proportion to such Credit Party’s ownership of such Partnership Interests; provided such Partnership Interests are subject to a first priority security interest in favor of the Administrative Agents, for the benefit of the Secured Parties, as required under Section 6.14.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Aggregate Commitment.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Clayton Williams Energy, Inc., a Delaware corporation, and its successors and permitted assigns.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, at any time an amount equal to the amount determined in accordance with Section 3.01, as the same may be redetermined, adjusted or reduced from time to time pursuant to Article III.

“Borrowing Base Deficiency” means, as of any date, the amount, if any, by which the Aggregate Credit Exposure on such date exceeds the Borrowing Base in effect on such date; provided, that, for purposes of determining the existence and amount of any Borrowing Base Deficiency, obligations under any Letter of Credit will not be deemed to be outstanding to the extent such obligations are secured by cash in the manner contemplated by Section 2.06(j).

“Borrowing Base Properties” means all Direct Interests and Attributed Interests of the Borrower and the Restricted Subsidiaries evaluated by the Lenders for purposes of establishing the Borrowing Base.

“Borrowing Base Usage” means, as of any date and for all purposes, the quotient, expressed as a percentage, of (i) the Aggregate Credit Exposure as of such date, divided by (ii) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.05.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan or to determine LMIR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means a deposit account with, and in the name of, the Administrative Agent, for the benefit of the Lenders, established and maintained for the deposit of cash collateral required under or in connection with this Agreement and the other Loan Documents.

“Cash Management Agreements” means the agreements, documents, certificates and instruments evidencing any Cash Management Obligations of any Credit Party.

“Cash Management Obligations” means, with respect to any Credit Party, any obligations of such Credit Party owed to any Lender (or any Affiliate of any Lender) in respect of treasury management arrangements (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services), depositary or other cash management services, including commercial credit card and merchant card services.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c)

compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Change of Control” means

(a) any “person” or “group” of related persons (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than Clayton Williams, Jr. or any Affiliate or Related Party thereof (each, a “Permitted Holder”), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the outstanding capital stock (excluding any debt securities convertible into equity) normally entitled to vote in the election of directors (“Voting Stock”) of the Borrower (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity);

(b) the first day on which a majority of the members of the board of directors of the Borrower are not, as of any date of determination, either (i) a member of the board of directors of the Borrower on July 20, 2005, or (ii) individuals who were nominated for election or elected to the Borrower’s board of directors with the approval of the majority of the directors described in clause (i) (or approved for nomination or election by the majority of directors described in clause (i) or (ii) hereof) who were members of the Borrower’s board of directors at the time of such nomination or election; or

(c) the occurrence of a “Change of Control” as such term is defined in the Indenture.

“Charges” has the meaning assigned to such term in Section 11.13.

“Collateral” means all assets, whether now owned or hereafter acquired by any Borrower or any other Credit Party, in which a Lien is granted or purported to be granted to any Secured Party as security for any Obligation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder at such time, as such commitment may be (a) reduced from time to time pursuant to Section 2.02, (b) increased from time to time as a result of such Lender delivering a Lender Certificate pursuant to Section 2.03, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  The amount of each Lender’s Commitment shall be at any time the lesser of (i) such Lender’s Maximum Credit Amount and (ii) such Lender’s

Applicable Percentage of the Borrowing Base then in effect.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Lender Certificate pursuant to which such Lender shall have assumed or agreed to provide its Commitment, as applicable.

“Consolidated Current Assets” means, as of any date of determination, the total of (a) the consolidated current assets of the Borrower and the Restricted Subsidiaries determined in accordance with GAAP as of such date, plus, all Unused Commitments as of such date, less (b) any consolidated current assets attributable to Vendor Financings, less (c) any non-cash assets required to be included in consolidated current assets of the Borrower and the Restricted Subsidiaries as a result of the application of FASB Accounting Standards Codification (“ASC”) 815 as of such date.

“Consolidated Current Liabilities” means, as of any date of determination, the total of (a) consolidated current liabilities of the Borrower and the Restricted Subsidiaries, as determined in accordance with GAAP as of such date, less (b) any consolidated current liabilities attributable to Vendor Financings, less (c) current maturities of the Loans, less (d) any non-cash obligations required to be included in consolidated current liabilities of the Borrower and the Restricted Subsidiaries as a result of the application of FASB ASC 815 as of such date, less (e) the current portion of any operating lease obligations to the extent included in the calculation of consolidated current liabilities of the Borrower and the Restricted Subsidiaries.

“Consolidated Current Ratio” means, as of any date of determination, the ratio of Consolidated Current Assets to Consolidated Current Liabilities as of such date.

“Consolidated EBITDAX” means, with respect to the Borrower and its Restricted Subsidiaries for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in the calculation of Consolidated Net Income for such period, the sum of (a) income or franchise Taxes paid or accrued; (b) Consolidated Net Interest Expense; (c) amortization, depletion and depreciation expense; (d) any non-cash losses or charges on any Swap Agreement resulting from the application of FASB ASC 815 for that period; (e) oil and gas exploration expenses (including all drilling, completion, geological and geophysical costs) for such period; (f) losses from Dispositions of assets outside of the ordinary course of business and other extraordinary or non-recurring losses; and (g) all other non-cash charges, expenses or losses (excluding non-cash charges that constitute accruals for future cash charges); minus, to the extent included in the calculation of Consolidated Net Income, (h) the sum of (i) any non-cash gains on any Swap Agreements resulting from the application of FASB ASC 815 for that period; (ii) extraordinary or non-recurring gains; (iii) gains from Dispositions of assets outside of the ordinary course of business; and (iv) all other non-cash gains; provided that, with respect to the determination of Borrower’s compliance with the Consolidated Leverage Ratio set forth in Section 7.13(b) for any period, Consolidated EBITDAX shall be adjusted to give effect, on a pro forma basis and consistent with GAAP, to any Acquisitions or Dispositions made during such period as if such Acquisition or Disposition, as the case may be, was made at the beginning of such period.

“Consolidated Funded Indebtedness” means, as of any date, without duplication, Indebtedness of the Borrower and its Restricted Subsidiaries of the type described in clauses (a), (b), (c), (d), (e), (f), (g) or (h) of the definition of Indebtedness.

“Consolidated Leverage Ratio” means, with respect to any fiscal quarter, the ratio of (a) Consolidated Funded Indebtedness as of the end of such fiscal quarter to (b) Consolidated EBITDAX for the trailing four fiscal quarter period ending on the last day of such fiscal quarter.

“Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, as applicable, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower, or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries, as applicable, (b) the undistributed earnings of any Restricted Subsidiary of the Borrower, to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or by any law applicable to such Restricted Subsidiary and (c) the income (or loss) of any Person in which any other Person (other than the Borrower or any of its Restricted Subsidiaries) has an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or any of its Restricted Subsidiaries during such period.

“Consolidated Net Interest Expense” means, for the Borrower and the Restricted Subsidiaries on a consolidated basis for any period, the sum of (a) aggregate interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees, expenses and charges associated with Indebtedness plus (b) capitalized interest, minus (c) interest income, in each case determined in accordance with GAAP.

“Consolidated Subsidiaries” means, for any Person, any subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit C delivered by a Guarantor pursuant to Section 6.13.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Credit Parties” means collectively, Borrower and each Guarantor, and each individually, a “Credit Party”.

“Crude Oil” means all crude oil and condensate.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit (unless such Letter of Credit was issued after receipt by the Issuing Bank of written notice by such Lender that it has determined, in good faith, that a condition precedent to the issuance of such Letter of Credit (specifically identified and including the particular default, if any) has not been satisfied) or (iii) pay over to the Administrative Agent, the Issuing Bank or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, the Issuing Bank or any Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent, the Issuing Bank or such Lender of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Direct Interests” means any Oil and Gas Interests directly owned by any Credit Party.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease, exchange or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Stock) at the sole option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, a subsidiary of such Person that is incorporated or formed under the laws of the United States of America, any state thereof or the District of Columbia.

“Effective Date” means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 11.02).

“Eligible Assignee” means any Person that qualifies as an assignee pursuant to Section 11.04(b)(i); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Engineered Value” means, the value attributed to the Borrowing Base Properties for purposes of the most recent Redetermination of the Borrowing Base pursuant to Article III (or for purposes of determining the Initial Borrowing Base in the event no such Redetermination has occurred), based upon the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from the Direct Interests and the Attributed Interests as set forth in the Reserve Report.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure of any Plan to satisfy the minimum funding standard applicable to that Plan for a plan year under Section 412 of the Code or Section 302 of ERISA; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article IX.

“Excluded Hedges” means, collectively, Swap Agreements that (a) are basis differential only swaps for volumes of Natural Gas included under other Swap Agreements permitted by Section 7.07(a) or (b) are a hedge of volumes of Crude Oil or Natural Gas by means of a price “floor” for which there exists no deferred obligation to pay the related premium or other purchase price or the only deferred obligation is to either pay the premium or other purchase price on each settlement date so long as such settlement date occurs at least monthly, or pay the financing for such premium or other purchase price.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America (or any political subdivision thereof), or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a), and (d) any United States withholding tax that is imposed by FATCA.

“Existing Letters of Credit” means the letters of credit issued under the Original Credit Agreement and set forth on the attached Schedule 1.01.

“Existing Senior Notes” means the 7¾% Senior Notes due August 2013 issued by the Borrower pursuant to and in accordance with the terms of the Indenture.

“Existing Senior Notes Indenture” means that certain Indenture dated as of July 20, 2005, by and between the Borrower, as issuer, and Wells Fargo Bank, National Association, as trustee, as amended, restated, supplemented, renewed or extended or otherwise modified from time to time to the extent permitted by Section 7.15.

“Existing Swap Agreements” means any Swap Agreements entered into between any Credit Party and any Lender Counterparty (including any Lender Counterparty under and as defined in the Original Credit Agreement) prior to the Effective Date and in effect on the Effective Date.

“FASB” means Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code (and any successor sections thereto) and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain fee letter, dated October 28, 2010, among the Borrower, the Administrative Agent and the Lead Arranger.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of any Credit Party.  Any document delivered hereunder that is signed by a Financial Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Financial Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which any Credit Party is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.04.

“Gas Balancing Agreement” means any agreement or arrangement whereby the Borrower or any Restricted Subsidiary, or any other party having an interest in any Hydrocarbons to be produced from Oil and Gas Interests in which the Borrower or any Restricted Subsidiary owns an interest, has a right to take more than its proportionate share of production therefrom.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity properly exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (in this definition, the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Liabilities” has the meaning assigned to such term in Section 8.01.

“Guarantor” means the Borrower (with respect to the Obligations of the other Credit Parties) and each Material Restricted Subsidiary that is a party hereto or hereafter executes and delivers to the Administrative Agent and the Lenders, a Counterpart Agreement pursuant to Section 6.13 or otherwise.

“Hazardous Materials”  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Modification” means the amendment, modification, cancellation, monetization, sale, transfer, assignment, early termination or other disposition of any Swap Agreement (including any Existing Swap Agreement) by any Credit Party for Crude Oil or Natural Gas.

“Hydrocarbons” means all Crude Oil and Natural Gas produced from or attributable to the Oil and Gas Interests of the Credit Parties.

“Incentive Partnership” means any trust or limited partnership to which a Credit Party, as general partner, contributes a portion of its after-payout working interest in wells drilled within certain areas, and key employees and consultants who promote the drilling and acquisition programs, as limited partners contribute cash.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding those incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, but limited to the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of the property securing such Indebtedness, (f) all Guarantees by such Person of Indebtedness of others to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such Guarantee, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 11.03.

“Indenture” means with respect to (a) the Existing Senior Notes, the Existing Senior Notes Indenture and (b) any other Senior Notes, any indenture by and among any Credit Party, as issuer, and a trustee, pursuant to which such Senior Notes are issued, in each case, as the same may be amended, restated, supplemented, renewed or extended or otherwise modified from time to time to the extent permitted by Section 7.15.

“Information” has the meaning assigned to such term in Section 11.12.

“Initial Borrowing Base” has the meaning assigned to such term in Section 3.01.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lead Arranger” means J.P. Morgan Securities LLC in its capacity as the lead arranger.

“Lender Certificate” has the meaning assigned to such term in Section 2.03.

“Lender Counterparty” means any Lender or any Affiliate of a Lender counterparty to a Swap Agreement with any Credit Party.

“Lender Hedging Obligations” means all obligations arising from time to time under Swap Agreements permitted hereunder and entered into from time to time between any Credit Party and a Lender Counterparty (including any such obligations under any Existing Swap Agreements); provided that if such Lender Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, Lender Hedging Obligations shall only include such obligations to the extent arising from transactions entered into at the time such Lender Counterparty was a Lender hereunder or an Affiliate of a Lender hereunder pursuant to any Swap Agreement or any Existing Swap Agreement.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or a Lender Certificate, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means each Existing Letter of Credit and any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01, formerly known as Page 3750 of the Moneyline Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Partnership Interests” means any Equity Interests owned by any Person (other than any Credit Party) in any Related Partnership.

“LMIR” means, for any day, a rate per annum equal to the rate for one month U.S. dollar deposits as reported on Reuters Screen LIBOR01, formerly known as Page 3750 of the Moneyline Telerate Service, as of 11:00 a.m., London time, on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market).

“Loan Documents” means this Agreement, any promissory notes executed in connection herewith, the Security Instruments, the Letters of Credit (and any applications therefore and reimbursement agreements related thereto), the Fee Letter and any other agreements executed by any Credit Party in connection with this Agreement and designated as a Loan Document therein.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, at any time, Lenders having Credit Exposures and Unused Commitments representing more than fifty percent (50%) of the sum of the Aggregate Credit Exposure and all Unused Commitments at such time or, if the Aggregate Commitment has been terminated, Lenders having Credit Exposures representing more than fifty percent (50%) of the Aggregate Credit Exposure at such time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, financial condition or results of operations of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under this Agreement and the other Loan Documents or (c) the validity or enforceability of any Loan Document against any Credit Party which is a party thereto or the rights of or benefits available to the Lenders under this Agreement and the other Loan Documents.

“Material Gas Imbalance” means, with respect to all Gas Balancing Agreements to which Borrower or any Restricted Subsidiary is a party or by which any Oil and Gas Interests owned by Borrower or a Restricted Subsidiary is bound, a net overproduced gas imbalance to Borrower and the Restricted Subsidiaries, taken as a whole, in excess of $750,000.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Borrower or any one or more of the Restricted Subsidiaries in an aggregate principal amount exceeding $15,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Material Restricted Subsidiary” means any Restricted Subsidiary that is a Domestic Subsidiary and that is not a Non-Material Restricted Subsidiary.

“Material Sales Contract” means, as of any date of determination, any agreement for the sale of Hydrocarbons from the Borrowing Base Properties to which the Borrower or any Restricted Subsidiary is a party if the aggregate volume of Hydrocarbons sold pursuant to such agreement during the twelve months immediately preceding such date equals or exceeds 15% of the aggregate volume of Hydrocarbons sold by the Borrower and the Restricted Subsidiaries, on a consolidated basis, from the Borrowing Base Properties during the twelve months immediately preceding such date.

“Maturity Date” means November 29, 2015; provided that if on or prior to April 1, 2013 the Existing Senior Notes are not either (a) amended to extend the scheduled repayment thereof until no earlier than May 29, 2016 or (b) retired, redeemed, defeased, repurchased, prepaid or refinanced with the proceeds of any Permitted Refinancing, the Loans or the issuance of Equity Interests of the Borrower (or any combination thereof) in accordance with Section 7.15, then “Maturity Date” shall mean April 1, 2013.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Maximum Credit Amount”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Maximum Facility Amount pursuant to Section 2.02, (b) increased from time to time pursuant to Section 2.03 or (c) modified from time to time pursuant to any assignment permitted by Section 11.04.

“Maximum Facility Amount” means, as of the Effective Date, $500,000,000, as such amount may be adjusted from time to time thereafter in accordance with Section 2.02 or Section 2.03.

“Maximum Liability” has the meaning assigned to such term in Section 8.10.

“Maximum Rate” has the meaning assigned to such term in Section 11.13.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Properties” means the Direct Interests described in one or more duly executed, delivered and filed Mortgages evidencing a first and prior Lien in favor of the Administrative Agent for the benefit of the Secured Parties and subject only to the Liens permitted pursuant to Section 7.02.

“Mortgages” means all mortgages, deeds of trust, amendments to mortgages, security agreements, assignments of production, pledge agreements, collateral mortgages, collateral chattel mortgages, collateral assignments, financing statements and other documents, instruments and agreements evidencing, creating, perfecting or otherwise establishing the Liens on the Mortgaged Properties as required by Section 6.09, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate contributed or has any obligations (current or contingent).

“Natural Gas” means all natural gas, distillate or sulphur, natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, coalbed methane gas, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane).

“Net Cash Proceeds” means, (A) with respect to any Disposition of any Borrowing Base Properties (including any Equity Interests of any Restricted Subsidiary owning Borrowing Base Properties) by the Borrower or any Restricted Subsidiary, the excess, if any, of (a) the sum of cash and cash equivalents received in connection with such sale, but only as and when so received, over (b) the sum of (i) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than the Loans) and (ii) the out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such sale, (B) with respect to any Permitted Refinancing or issuance of Senior Notes, the cash proceeds received from such Permitted Refinancing or issuance of Senior Notes, as the case may be, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, and (C) with respect to any Hedge Modification by the Borrower or any Restricted Subsidiary, the excess, if any, of (a) the sum of cash and cash equivalents received in connection with such Hedge Modification (after giving effect to any netting arrangements), over (b) the out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such Hedge Modification.

“New Lender” shall have the meaning assigned to such term in Section 11.17.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(c).

“Non-Material Restricted Subsidiary” means any Restricted Subsidiary that (a) does not own or operate, by contract or otherwise, any Oil and Gas Interests included in the Borrowing Base Properties and (b) does not own assets, properties and interests having an aggregate fair market value in excess of $500,000.

“Obligations” means (a) all obligations of every nature, contingent or otherwise, whether now existing or hereafter arising, of any Credit Party from time to time owed to the Administrative Agent, the Issuing Bank, the Lenders or any of them under any Loan Document, whether for principal, interest, reimbursement of amounts drawn under any Letter of Credit, funding indemnification amounts, fees, expenses, indemnification or otherwise, (b) Lender Hedging Obligations and (c) Cash Management Obligations.

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capital Lease Obligation, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, (iv) any Material Gas Imbalance, (v) any Advance Payment Contract, or (vi) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from the foregoing clauses (iii) through (vi) operating leases and usual and customary oil, gas and mineral leases.

“Oil and Gas Interest(s)” means: (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including, without limitation, working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests, contractual interests, non-operating interests and rights in any pooled, unitized or communitized acreage by virtue of such interest being a part thereof; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts and agreements in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), and surface interests, fee interests, reversionary interests, reservations and concessions related to any of the foregoing; (c) easements, rights-of-way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; (d) interests in oil, gas, water, disposal and injection wells, equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible or intangible, movable or immovable, real or personal property and fixtures located on, associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (e) all seismic, geological, geophysical and engineering records, data, information, maps, licenses and interpretations.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation, organization or formation, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership or formation, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its limited liability company agreement or operating agreement, as amended.

“Original Credit Agreement” has the meaning provided for such term in the first Recital to this Agreement.

“Original Loans” means the loans and other extensions of credit outstanding under the Original Credit Agreement as of the Effective Date.

“Other Attributed Interests” means any Oil and Gas Interests indirectly owned by any Person (other than any Credit Party) through the ownership of Limited Partnership Interests and attributed to such Person in proportion to such Person’s ownership of such Limited Partnership Interests.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 11.04.

“Partnership Interests” means any Equity Interests owned by any Credit Party in any Related Partnership.

“Payment Currency” has the meaning assigned to such term in Section 8.07.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for Taxes, assessments or other governmental charges or levies which are not yet delinquent or which (i) are being contested in good faith by appropriate proceedings, (ii) the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(b)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, and contractual Liens granted to operators and non-operators under oil and gas operating agreements, in each case, arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Interests and securing obligations that are not overdue by more than 60 days or which (i) are being contested in good faith by appropriate proceedings, (ii) the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(c)           contractual Liens which arise in the ordinary course of business under operating agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such property subject thereto;

(d)          pledges and deposits in connection with workers’ compensation, unemployment insurance and other social security laws or regulations;

(e)           Liens on cash and securities and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(f)           Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies, or under general depositary agreements, and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Restricted Subsidiaries to provide collateral to the depository institution;

(g)          judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article IX;

(h)           easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and that, in the aggregate, do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(i)            royalties, overriding royalties, reversionary interests and similar burdens granted by the Borrower or any Restricted Subsidiary with respect to the Oil and Gas Interests owned by the Borrower or such Restricted Subsidiary, as the case may be, if the net cumulative effect of such burdens does not operate to deprive the Borrower or any Restricted Subsidiary of any material right in respect of its assets or properties (except for rights customarily granted with respect to such interests);

(j)            Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business covering the property under the lease;

(k)           unperfected Liens reserved in leases (other than oil and gas leases) or arising by operation of law for rent or compliance with the lease in the case of leasehold estates; and

(l)            defects in or irregularities of title (other than defects or irregularities of title to Direct Interests), if such defects or irregularities do not deprive the Borrower or any Restricted Subsidiary of any material right in respect of its assets or properties;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) U.S. Government Securities;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Refinancing” means any Indebtedness of the Borrower or any Restricted Subsidiary, and Indebtedness constituting Guarantees thereof by the Borrower or any Restricted Subsidiary, incurred or issued in exchange for, or renewing or extending, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, defease or refund, Senior Notes, in whole or in part, from time to time; provided that (a) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the principal amount of Indebtedness permitted under Section 7.01(g) (plus the amount of any premiums paid and fees and expenses incurred in connection therewith), (b) such Permitted Refinancing does not provide for any scheduled repayment, mandatory redemption or payment of a sinking fund obligation prior to the date that is six months after the fifth anniversary of the Effective Date (except for any offer to redeem such Indebtedness required as a result of asset sales or the occurrence of a “Change of Control” under and as defined in the Indenture), (c)  the covenant, default and remedy provisions of such Permitted Refinancing, taken as a whole, are not materially more onerous to the Borrower and its Subsidiaries than those imposed by the Senior Notes being refinanced, (d) the mandatory prepayment, repurchase and redemption provisions of such Permitted Refinancing, taken as a whole, are not materially more onerous to the Borrower and its Subsidiaries than those imposed by the Senior Notes being refinanced, (e) the non-default cash interest rate on the outstanding principal balance of such Permitted Refinancing does not exceed the greater of (i) the non-default cash interest rate of the Senior Notes being refinanced and (ii) the prevailing market rate then in effect for similarly situated credits at the time such Permitted Refinancing is incurred, (f) such Permitted Refinancing is unsecured, (g) no Subsidiary of the Borrower is required to Guarantee such Permitted Refinancing unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder, and (h) to the extent such Permitted Refinancing is or is intended to be expressly subordinate to the payment in full of all of the Obligations, the subordination provisions contained therein are either (x) on substantially the same terms or at least as favorable to the Secured Parties as the subordination provisions contained in the Senior Notes being refinanced or (y) reasonably satisfactory to the Administrative Agent and the Majority Lenders.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York, New York, each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.  THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE JPMORGAN CHASE BANK, N.A.’S LOWEST RATE.

“Projections” means the Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with the historical financial statements described in Section 4.04 and after giving effect to the Transactions, together with appropriate supporting details and a statement of underlying assumptions, in each case in form and substance satisfactory to the Lenders and for the period from the Effective Date through December 31, 2012.

“Redetermination” means any Scheduled Redetermination or Special Redetermination.

“Redetermination Date” means each date on which the Borrowing Base is redetermined pursuant to the terms hereof, which shall be (a) with respect to any Scheduled Redetermination, on or about May 1 and November 1 of each year, commencing May 1, 2011, (b) with respect to any Special Redetermination requested by the Borrower pursuant to Section 3.03, the first day of the first month which is not less than twenty (20) days following the date of a request by the Borrower for a Special Redetermination and (c) with respect to any Special Redetermination requested by the Required Lenders, the date notice of such Redetermination is delivered to the Borrower pursuant to Section 3.04.

“Register” has the meaning assigned to such term in Section 11.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Related Partnerships” means the limited partnerships described on Schedule 1.02 of which Southwest Royalties, Inc., a Delaware corporation, and its successors and assigns, is the general partner or managing general partner, and any successors to such limited partnerships; provided that no such limited partnerships or successors thereto shall have any Indebtedness.

“Required Lenders” means, at any time, Lenders having Credit Exposures and Unused Commitments representing at least sixty-six and two-thirds percent (66-2/3%) of the sum of the Aggregate Credit Exposure and all Unused Commitments of all Lenders at such time or, if the Aggregate Commitment has been terminated, Lenders having Credit Exposures representing at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Credit Exposure of all Lenders at such time.

“Requirements of Law” means, as to any Person, any order, law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Report” means an unsuperseded engineering analysis of the Borrowing Base Properties, in form and substance reasonably acceptable to the Administrative Agent, prepared in accordance with customary and prudent practices in the petroleum engineering industry.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, principal accounting officer, treasurer or assistant treasurer of a Credit Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Sale and Leaseback Transaction” means any sale or other transfer of any property by any Person with the intent to lease such property as lessee.

“Scheduled Redetermination” means any redetermination of the Borrowing Base pursuant to Section 3.02.

“Secured Party” means each of the Administrative Agent, any Lender, any Lender Counterparty and any Affiliate of any Lender to which Obligations are owed, including any Cash Management Obligations and Lender Hedging Obligations.

“Security Agreement” means that certain Amended and Restated Pledge and Security Agreement dated as of the Effective Date, in favor of the Administrative Agent for the benefit of the Secured Parties.

“Security Instruments” means collectively, the Security Agreement and all Mortgages, deeds of trust, security agreements, pledge agreements, guaranty agreements (other than this Agreement), collateral assignments and all other collateral documents, now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) as security for the payment or performance of the Obligations, all such documents to be in form and substance reasonably satisfactory to the Administrative Agent.

“Senior Notes” means (a) the Existing Senior Notes and (b) any other senior, senior subordinated or senior convertible notes issued by the Borrower pursuant to and in accordance with the terms of the applicable Indenture; provided that, in the case of this clause (b), (i) the terms of such senior notes do not provide for any scheduled repayment, mandatory redemption or payment of a sinking fund obligation prior to the date that is six months after the fifth anniversary of the Effective Date (except for any offer to redeem such Senior Notes required as a result of asset sales or the occurrence of a “Change of Control” under and as defined in the Indenture), (ii) such senior notes are unsecured, (iii) the non-default interest rate on the outstanding principal balance of such senior notes does not exceed the prevailing market rate then in effect for similarly situated credits at the time such senior notes are issued, (iv) no Subsidiary of the Borrower is required to Guarantee the Indebtedness evidenced by such senior notes unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder, (v) the covenant, default and remedy provisions of such senior notes, taken as a whole, are not materially more onerous to the Borrower and its Subsidiaries than those imposed by the Existing Senior Notes, (vi) the mandatory prepayment, repurchase and redemption provisions of such Senior Notes, taken as a whole, are not materially more onerous to the Borrower and its Subsidiaries than those imposed by the Existing Senior Notes and (vii) with respect to any senior subordinated notes, such notes are expressly subordinate to the payment in full of all of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders, and in the case of the Existing Senior Notes and the other Senior Notes described in clause (b) above, as the same may be amended, restated, supplemented, renewed or extended or otherwise modified from time to time to the extent permitted by Section 7.15.

“Senior Notes Documents” means the Senior Notes, the Indenture and any documents or instruments contemplated by or executed in connection with any of them (and designated therein as having been executed in connection with the Senior Notes), in each case, as amended, modified, supplemented or restated from time to time to the extent permitted by Section 7.15.

“Sole Bookrunner” means J.P. Morgan Securities LLC in its capacity as the sole bookrunner.

“Special Redetermination” means any redetermination of the Borrowing Base made pursuant to Section 3.03.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership (other than any Related Partnership), more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent (other than any Related Partnerships).

“Subsidiary” means a subsidiary of the Borrower; provided that for the purposes of this Agreement, (a) no Related Partnership shall be deemed to be a subsidiary of the Borrower and (b) so long as (i) neither the Borrower nor any subsidiary of the Borrower owns more than 5% of the Equity Interests of West Coast Properties and (ii) West Coast Properties does not own or operate any Oil and Gas Interests included in the Borrowing Base Properties, West Coast Properties shall be deemed not to be a subsidiary of the Borrower.

“Super-Majority Lenders” means, at any time, Lenders having Credit Exposures and Unused Commitments representing at least eighty percent (80%) of the sum of the Aggregate Credit Exposure and all Unused Commitments at such time or, if the Aggregate Commitment has been terminated, Lenders having Credit Exposures representing at least eighty percent (80%) of the Aggregate Credit Exposure of all Lenders at such time.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (other than, with respect to any Credit Party, forward contracts for the purchase by, and physical delivery to, a Credit Party of commodities used or consumed by such Credit Party in the ordinary course of business); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Credit Parties shall be a Swap Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Transactions” means (a) the execution, delivery and performance by the Credit Parties of this Agreement and the other Loan Documents, (b) the borrowing of Loans, (c) the use of the proceeds thereof, and (d) the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated as such on Schedule 4.13 or which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 6.15.

“Unused Commitment Fee” has the meaning assigned to such term in Section 2.12(a).

“Unused Commitment” means, with respect to each Lender at any time, such Lender’s Commitment at such time minus such Lender’s Credit Exposure at such time.

“U.S. Government Securities” means direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are entitled to the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof.

“Vendor Financings” means vendor financings incurred by the Borrower or its Restricted Subsidiaries for services, equipment or material on other than customary trade payable terms.

“West Coast Properties” means West Coast Energy Properties, L.P., a Texas limited partnership and its successors

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02.         Types of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan” or an “ABR Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing” or an “ABR Borrowing”).

Section 1.03.         Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04.         Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05.         Oil and Gas Definitions.   For purposes of this Agreement, the terms “proved reserves,” “proved developed reserves,” “proved undeveloped reserves,” “proved developed nonproducing reserves” and “proved developed producing reserves,” have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

Section 1.06.         Time of Day.  Unless otherwise specified, all references to times of day shall be references to Central time (daylight or standard, as applicable).

Article II

The Credits

Section 2.01.         Commitments.  Subject to the terms and conditions set forth herein, each Lender that was a Lender under and as defined in the Original Credit Agreement agrees to continue the Original Loans and each Lender agrees to make one or more Loans to the Borrower from time to time on any Business Day during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the Aggregate Credit Exposure exceeding the Aggregate Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.02.         Termination and Reduction of the Aggregate Commitment and Maximum Facility Amount.

(a)          Unless previously terminated, the Aggregate Commitment shall terminate on the Maturity Date.

(b)          The Borrower may at any time terminate, or from time to time reduce, the Maximum Facility Amount; provided that (i) each reduction of the Maximum Facility Amount shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and shall be applied among the Lenders in accordance with each Lender’s Applicable Percentage and (ii) the Borrower shall not terminate or reduce the Maximum Facility Amount if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10 and Section 2.11, the Aggregate Credit Exposure would exceed the Aggregate Commitment. If at any time the Maximum Facility Amount is terminated or the Borrowing Base is reduced to zero, then the Aggregate Commitment shall terminate on the effective date of such termination or reduction.

(c)           The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Maximum Facility Amount under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Maximum Facility Amount delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination of the Aggregate Commitment shall be permanent.  Each reduction of the Maximum Facility Amount and any corresponding reduction of the Aggregate Commitment shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

Section 2.03.         Additional Lenders; Increases in the Maximum Facility Amount.  If (a) no Default exists as of the date of such increase or would be caused by such increase, (b) the Borrower shall concurrently pay any additional fees required as a result of such increase and (c) at the time of and immediately after giving effect to such increase, the Borrower is in pro forma compliance with the financial covenants set forth in Section 7.13 as of the last day of the most recently ended fiscal quarter for which the financial statements and compliance certificate required under Section 6.01 have been delivered to the Administrative Agent and the Lenders, the Borrower may, at any time and from time to time, with the consent of the Administrative Agent, increase the Maximum Facility Amount to an amount not to exceed $650,000,000 by providing written notice of such increase to the Administrative Agent.  Each Lender shall have the right, but not the obligation, in each such Lender’s sole discretion, to provide a portion of such increase in the Maximum Facility Amount up to the portion of such increase that such Lender’s existing Maximum Credit Amount bears to the aggregate amount of the Maximum Credit Amounts of all Lenders electing to participate in such requested increase by executing and delivering to the Borrower and the Administrative Agent a certificate substantially in the form of Exhibit F hereto (a “Lender Certificate”).  In the event that within 10 Business Days of the Administrative Agent’s receipt of such written notice the existing Lenders fail to provide increases in their respective Maximum Credit Amounts sufficient to satisfy such requested increase in the Maximum Facility Amount, the Borrower may adjust the previously requested increase to reflect the increased Maximum Credit Amounts of existing Lenders or one or more financial institutions reasonably acceptable to the Administrative Agent may become a Lender under this Agreement by executing and delivering to the Borrower and the Administrative Agent a Lender Certificate.  Upon receipt by the Administrative Agent of Lender Certificates representing increases to existing Lender Maximum Credit Amounts and/or Maximum Credit Amounts and corresponding Commitments from new Lenders as provided in this Section 2.03 in an aggregate amount equal to the requested increase (as the same may have been adjusted), (1) the Maximum Facility Amount (including the Maximum Credit Amount and corresponding Commitment of any Person that becomes a Lender by delivery of such a Lender Certificate) automatically without further action by the Borrower, the Administrative Agent or any Lender shall be increased on the effective date set forth in such Lender Certificates by the amount indicated in such Lender Certificates, (2) the Register shall be amended to add the Maximum Credit Amount of each additional Lender or to reflect the increase in the Maximum Credit Amount of each existing Lender, and the Applicable Percentages of the Lenders shall be adjusted accordingly to reflect each additional Lender or the increase in the Maximum Credit Amount of each existing Lender, (3) any such additional Lender shall be deemed to be a party in all respects to this Agreement and any other Loan Documents to which the Lenders are a party, and (4) upon the effective date set forth in such Lender Certificate, any such Lender party to a Lender Certificate shall purchase and each existing Lender shall assign to such Lender a pro rata portion of the outstanding Credit Exposure of each of the existing Lenders such that the Lenders (including any additional Lender, if applicable) shall have the appropriate portion of the Aggregate Credit Exposure of the Lenders (based in each case on such Lender’s Applicable Percentage, as revised pursuant to this Section), and the Borrower shall have paid to the Lenders any amounts due pursuant to Section 2.16 as a result of such purchase and assignment.

Section 2.04.         Loans and Borrowings.

(a)          Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)          Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)           At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of four (4) Eurodollar Borrowings outstanding.

(d)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.05.         Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., on the date of the proposed Borrowing (so long as such date is a Business Day); provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.04:

(i)           the aggregate amount of the requested Borrowing;

(ii)          the date of such Borrowing, which shall be a Business Day;

(iii)         whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)         in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)          the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.06.         Letters of Credit.

(a)          General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or for the account of any Restricted Subsidiary in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)          Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment.

(c)           Expiration Date.  Each Letter of Credit (other than any Existing Letter of Credit) shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date. Each Existing Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the expiration date of such Existing Letter of Credit as in effect on the Effective Date (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d)          Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m. on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower shall, subject to the conditions to borrowing set forth herein, be deemed to have requested that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)           Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)          Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made (either with its own funds or a Borrowing under Section 2.06(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)            Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)           Cash Collateralization.

(i)           If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than sixty-six and two-thirds percent (66 2/3%) of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the Cash Collateral Account an amount in cash equal to the total LC Exposure as of such date plus any accrued and unpaid interest thereon, if any; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article IX.

(ii)          All cash collateral provided by the Borrower or any other Credit Party pursuant to the request of the Administrative Agent in accordance with Section 2.20(c) shall be deposited in the Cash Collateral Account.

(iii)         Deposits in the Cash Collateral Account made pursuant to either the foregoing paragraph (i) of this Section 2.06(j) or Section 2.20(c) shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations under this Agreement and Borrower hereby grants a security interest in such cash and each deposit account (including the Cash Collateral Account) into which such cash is deposited to secure the Obligations under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Cash Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent but in consultation with the Borrower and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing sixty-six and two-thirds percent (66 2/3%) or more of the total LC Exposure), be applied to satisfy other Obligations under this Agreement and to the extent any excess remains after payment in full in cash of all Obligations and the termination of all Commitments, such excess shall be released to the Borrower.

(v)          If the Borrower is required to provide an amount of cash collateral pursuant to either paragraph (i) of this Section 2.06(j) or Section 2.20(c), the amount of such cash collateral (to the extent not applied as aforesaid) shall be returned to the Borrower within one (1) Business Day after (x) in the case of cash collateral provided pursuant to paragraph (i) above, all Events of Default have been cured or waived and (y) in the case of cash collateral provided pursuant to Section 2.20(c), the date on which such cash collateral is no longer required pursuant to Section 2.20(c).

Section 2.07.         Funding of Borrowings.

(a)          Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to a deposit account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then the principal portion of such payment shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08.         Interest Elections.

(a)          Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)          To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.05 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form attached hereto as Exhibit D and signed by the Borrower.

(c)           Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.04:

(i)           the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)         whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)         if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period,” unless otherwise agreed upon by the Borrower and the Administrative Agent.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09.         Repayment of Loans; Evidence of Debt.

(a)          The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)          The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)           Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit E.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

Section 2.10.         Optional Prepayment of Loans.

(a)          The Borrower shall have the right at any time and from time to time to prepay without premium or penalty any Borrowing in whole and or in part, subject to prior notice in accordance with paragraph (b) of this Section and to payment of any funding indemnification amounts required by Section 2.16.

(b)          The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination or reduction of the Aggregate Commitment as contemplated by Section 2.02, then such notice of prepayment may be revoked if such notice of termination or reduction is revoked in accordance with Section 2.02.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.04.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

Section 2.11.         Mandatory Prepayment of Loans.

(a)          Except as otherwise provided in clauses (b), (c), (d) and (e) of this Section 2.11, in the event a Borrowing Base Deficiency exists, the Borrower shall, within thirty (30) days after written notice from the Administrative Agent to the Borrower of such Borrowing Base Deficiency, either (i) by instruments satisfactory in form and substance to the Administrative Agent, provide additional security satisfactory to the Required Lenders in their sole discretion to eliminate such Borrowing Base Deficiency, (ii) prepay, without premium or penalty, the principal amount of the Loans (and cash collateralize any portion of such Borrowing Base Deficiency attributable to LC Exposure) in an amount sufficient to eliminate such Borrowing Base Deficiency (or by a combination of such additional security and such prepayment eliminate such Borrowing Base Deficiency), or (iii) notify the Administrative Agent that it intends to prepay, without premium or penalty (but subject to any funding indemnification amounts required by Section 2.16), the principal amount of such Borrowing Base Deficiency in not more than five (5) equal monthly installments plus accrued interest thereon and make the first such monthly payment on the 30th day after the Borrower’s receipt of notice of such Borrowing Base Deficiency.

(b)          Upon any redetermination or adjustment to the Borrowing Base as a result of a Disposition of any Borrowing Base Properties (including a Disposition of Equity Interests of a Restricted Subsidiary) pursuant to Section 7.04(j), the Borrower shall (i) prepay the Loans (and cash collateralize any portion of such Borrowing Base Deficiency attributable to LC Exposure) to the extent necessary to eliminate any Borrowing Base Deficiency that may have occurred as a result of such Disposition within one (1) Business Day of the date it or any Restricted Subsidiary receives the Net Cash Proceeds from such Disposition, or (ii) in the case of any exchange of Borrowing Base Properties for other Oil and Gas Interests, take all actions reasonably necessary that are requested by the Administrative Agent to cause such Oil and Gas Interests received in such exchange to become additional security for the Obligations by instruments satisfactory in form and substance to the Administrative Agent.

(c)           Upon any redetermination or adjustment to the Borrowing Base as a result of a Hedge Modification pursuant to Section 7.04(j), the Borrower shall promptly, and in any event by the later of (A) the date that is one (1) Business Day after the date it or any Restricted Subsidiary receives the Net Cash Proceeds from such Hedge Modification or (B) the date of such redetermination or adjustment to the Borrowing Base, apply all of the Net Cash Proceeds received from such Hedge Modification to prepay the Loans (and cash collateralize any portion of such Borrowing Base Deficiency attributable to LC Exposure) to the extent necessary to eliminate any Borrowing Base Deficiency that may have occurred as a result of such Hedge Modification.

(d)          In the event any Borrowing Base Deficiency occurs as a result of a reduction in the Borrowing Base pursuant to Section 3.05 upon an issuance of Senior Notes, the Borrower shall prepay the Loans (and cash collateralize any portion of such Borrowing Base Deficiency attributable to LC Exposure) with the Net Cash Proceeds received as a result of the issuance of such Senior Notes within one Business Day after receipt of such Net Cash Proceeds to the extent necessary to eliminate such Borrowing Base Deficiency.

(e)           If, after giving effect to any termination or reduction of the Maximum Facility Amount and any corresponding termination or reduction of the Aggregate Commitment pursuant to Section 2.02, the Aggregate Credit Exposure exceeds the Aggregate Commitment, the Borrower shall immediately prepay, subject to any funding indemnification amounts required by Section 2.16, the principal amount of the Loans (and cash collateralize any such excess attributable to LC Exposure) to the extent necessary to eliminate such excess.

(f)           Amounts applied to the prepayment of Borrowings pursuant to this Section shall be first applied ratably to ABR Borrowings then outstanding and, upon payment in full of all outstanding ABR Borrowings, second, to Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto. Any prepayments pursuant to this Section shall be accompanied by accrued interest to the extent required by Section 2.13 and any funding indemnification amounts required by Section 2.16.

Section 2.12.         Fees.

(a)          The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, an unused commitment fee (the “Unused Commitment Fee”) equal to the Applicable Rate times the daily average of the total Unused Commitments.  Such Unused Commitment Fee shall be calculated on the basis of a year consisting of 360 days.  The Unused Commitment Fee shall be payable in arrears on the last day of March, June, September and December of each year, commencing with the first such date to occur after the Effective Date, and on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid.  In the event the Aggregate Commitment terminates on any date other than the last day of March, June, September or December of any year, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender, on the date of such termination, the pro rata portion of the Unused Commitment Fee due for the period from the last day of the immediately preceding March, June, September or December, as the case may be, to the date such termination occurs.

(b)          The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the face amount of each Letter of Credit during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee for each Letter of Credit equal to 0.125% per annum on the face amount of such Letter of Credit during the period from and including the Effective Date to but excluding the later of the date of termination of the Aggregate Commitment and the date on which there ceases to be any LC Exposure (but in no event less than $500 per annum), as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Aggregate Commitment terminates and any such fees accruing after the date on which the Aggregate Commitment terminates shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)           The Borrower agrees to pay to the Administrative Agent and J.P. Morgan Securities LLC, for their respective accounts, the fees set forth in the Fee Letter payable to the Administrative Agent and J.P. Morgan Securities LLC and such other fees payable in the amounts and at the times separately agreed upon between the Borrower, the Administrative Agent and J.P. Morgan Securities LLC.

(d)          All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Unused Commitment Fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

Section 2.13.         Interest.

(a)          The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)          The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)           Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)          Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Aggregate Commitment and on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period at a time when no Borrowing Base Deficiency exists), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14.         Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)           the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.15.         Increased Costs.

(a)          If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii)          impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)          If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16.         Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.03 or Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17.         Taxes.

(a)          Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be)

receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)          In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.  In addition, any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws and reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether such Lender is subject to backup withholding or information reporting requirements to the extent providing such documentation would not result in a material adverse consequence to such Lender.

(f)           In the case of a Lender or Issuing Bank that would be subject to withholding tax imposed by FATCA on payments made under this Agreement or any other Loan Document if such Lender or Issuing Bank fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Issuing Bank shall provide such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be

necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender or Issuing Bank has complied with such Lender’s or Issuing Bank’s obligations under FATCA, or to determine the amount to deduct and withhold from any such payments.

(g)           If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

Section 2.18.         Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)          The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at Mail Code IL1-0010, 10 South Dearborn, Floor 07, Chicago, Illinois, 60603-2003, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 11.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)          If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties; provided that in the event such funds are received by and available to the Administrative Agent as a result of the exercise of any rights and remedies with respect to any collateral under the Security Instruments, the parties entitled to a ratable share of such funds pursuant to the foregoing clause (ii) and the determination of each parties’ ratable share shall include, on a pari passu basis, (x) the Lender Counterparties with respect to Lender Hedging Obligations then due and owing to each Lender Counterparty by any Credit Party (after giving effect to any netting agreements) and (y) any Lender or any of its Affiliates with respect to Cash Management Obligations then due and owing to such Lender or any of its Affiliates by any Credit Party.

(c)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(d) or Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 11.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Bank to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.19.         Mitigation Obligations; Replacement of Lenders.

(a)          If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)           If (i) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement or any other Loan Document that requires approval of all of the Lenders, each Lender or each Lender affected thereby under Section 11.02, the consent of the Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required has not been obtained, (ii) notwithstanding anything to the contrary in Section 3.03, in connection with any increase in the Borrowing Base, the consent of the Super-Majority Lenders shall have been obtained but the consent of all of the Lenders has not been obtained (any such non-consenting Lender, a “Non-Consenting Borrowing Base Lender”), or (iii) any Lender becomes a Defaulting Lender; then, in each case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, elect to replace such Non-Consenting Lender, Non-Consenting Borrowing Base Lender or Defaulting Lender, as the case may be, as a Lender party to this Agreement in accordance with and subject to the restrictions contained in, and consents required by Section 11.04; provided that (x) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld and (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply or, in the case of a Defaulting Lender, such Lender is no longer a Defaulting Lender.

Section 2.20.                   Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           the fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)           the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Super-Majority Lenders, the Required Lenders or the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.02), provided that (i) any waiver, consent, amendment or modification otherwise requiring the consent of such Lender or each affected Lender shall require the consent of such Defaulting Lender and (ii) any waiver, consent, amendment or modification requiring the consent of all Lenders shall require the consent of such Defaulting Lender (except in respect of any increases in the Maximum Facility Amount);

(c)           if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)            all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one (1) Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)          if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)          if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)           if all or any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clauses (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is cash collateralized and/or reallocated; and

(d)           so long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and any participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Article III

Borrowing Base

Section 3.01.         Reserve Report; Proposed Borrowing Base.  During the period from the Effective Date until the first Redetermination after the Effective Date, the Borrowing Base shall be $350,000,000 (the “Initial Borrowing Base”).  As soon as available and in any event by April 1 and October 1 of each year, beginning April 1, 2011, the Borrower shall deliver to the Administrative Agent and each Lender a Reserve Report, prepared as of the immediately preceding December 31 and June 30, respectively, in form and substance reasonably satisfactory to the Administrative Agent and prepared by an Approved Petroleum Engineer (or, in the case of the Reserve Report due on October 1 of each year, by one or more petroleum engineers employed by the Borrower), said Reserve Report to utilize economic and pricing parameters established from time to time by the Administrative Agent, together with such other information, reports and data concerning the value of the Borrowing Base Properties as the Administrative Agent shall deem reasonably necessary to determine the value of such Borrowing Base Properties.  Simultaneously with the delivery to the Administrative Agent and the Lenders of each Reserve Report, the Borrower shall submit to the Administrative Agent and each Lender the Borrower’s requested amount of the Borrowing Base as of the next Redetermination Date.  Promptly after the receipt by the Administrative Agent of such Reserve Report and the Borrower’s requested amount for the Borrowing Base, the Administrative Agent shall submit to the Lenders a recommended amount of the Borrowing Base to become effective for the period commencing on the next Redetermination Date.  Attributed Interests shall not constitute more than 10% of the Engineered Value included in the Borrowing Base.

Section 3.02.         Scheduled Redeterminations of the Borrowing Base; Procedures and Standards.  Based in part on the Reserve Reports made available to the Administrative Agent and the Lenders pursuant to Section 3.01, the Lenders shall redetermine the Borrowing Base on or prior to the next Redetermination Date (or such date promptly thereafter as reasonably possible based on the engineering and other information available to the Lenders).  Any Borrowing Base which becomes effective as a result of any Redetermination of the Borrowing Base shall be subject to the following restrictions: (a) such Borrowing Base shall not exceed the amount of the Borrowing Base requested by the Borrower, (b) such Borrowing Base shall not exceed the Maximum Facility Amount, (c) to the extent such Borrowing Base represents an increase in the Borrowing Base in effect prior to such Redetermination, such Borrowing Base must be approved by all Lenders, and (d) to the extent such Borrowing Base represents a decrease in the Borrowing Base in effect prior to such Redetermination or a reaffirmation of such prior Borrowing Base, such Borrowing Base must be approved by the Administrative Agent and Required Lenders.  If a redetermined Borrowing Base is not approved by the Administrative Agent and Required Lenders within twenty (20) days after the submission to the Lenders by the Administrative Agent of its recommended Borrowing Base pursuant to Section 3.01, or by all Lenders within such twenty (20) day period in the case of any increase in the Borrowing Base, the Administrative Agent shall notify each Lender that the recommended Borrowing Base has not been approved and request that each Lender submit to the Administrative Agent within ten (10) days thereafter its proposed Borrowing Base.  Promptly following the 10th day after the Administrative Agent’s request for each Lender’s proposed Borrowing Base, the Administrative Agent shall determine the Borrowing Base for such Redetermination by calculating the highest Borrowing Base then acceptable to the Administrative Agent and a number of Lenders sufficient to constitute Required Lenders (or all Lenders in the case of an increase in the Borrowing Base).  Each Redetermination shall be made by the Lenders in their sole discretion, but based on the Administrative Agent’s and such Lender’s usual and customary procedures for evaluating Oil and Gas Interest as such exist at the time of such Redetermination, and including adjustments to reflect the effect of any Swap Agreements of the Borrower and the Restricted Subsidiaries as such exist at the time of such Redetermination.  The Borrower acknowledges and agrees that each Redetermination shall be based upon the loan collateral value which each Agent and each Lender in its sole discretion (using such methodology, assumptions and discount rates as the Administrative Agent and such Lender customarily uses in assigning collateral value to Oil and Gas Interests) assigns to the Borrowing Base Properties at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Credit Parties) as the Administrative Agent and such Lender customarily considers in evaluating similar oil and gas credits.  It is expressly understood that the Administrative Agent and Lenders have no obligation to designate the Borrowing Base at any particular amounts, except in the exercise of their discretion, whether in relation to the Aggregate Commitment or otherwise. If the Borrower does not furnish all information, reports and data required to be delivered by any date specified in this Article III, unless such failure is not the fault of the Borrower, the Administrative Agent and Lenders may nonetheless designate the Borrowing Base at any amounts which the Administrative Agent and Lenders in their reasonable discretion determine and may redesignate the Borrowing Base from time to time thereafter until the Administrative Agent and Lenders receive all such information, reports and data, whereupon the Administrative Agent and Lenders shall designate a new Borrowing Base, in accordance with the other provisions of this Section.

Section 3.03.                             Special Redeterminations.  In addition to Scheduled Redeterminations, the Borrower shall be permitted to request a Special Redetermination of the Borrowing Base once between each Scheduled Redetermination and the Required Lenders shall be permitted to request a Special Redetermination once between each Scheduled Redetermination.  Any request by the Borrower pursuant to this Section 3.03 shall be submitted to the Administrative Agent and each Lender and at the time of such request (or within twenty (20) days thereafter in the case of the Reserve Report) the Borrower shall (1) deliver to the Administrative Agent a Reserve Report prepared as of a date prior to the date of such request that is reasonably acceptable to the Administrative Agent and such other information which the Administrative Agent shall reasonably request, and (2) notify the Administrative Agent of the Borrowing Base requested by the Borrower in connection with such Special Redetermination.  Any request by the Required Lenders pursuant to this Section 3.03 shall be submitted to the Administrative Agent and the Borrower. Any Special Redetermination shall be made by the Administrative Agent and Lenders in accordance with the procedures and standards set forth in Section 3.02; provided that no Reserve Report is required to be delivered to the Administrative Agent in connection with any Special Redetermination requested by the Required Lenders pursuant to this Section 3.03.

Section 3.04.                             Notice of Redetermination.  Promptly following any Redetermination of the Borrowing Base, the Administrative Agent shall notify the Borrower of the amount of the redetermined Borrowing Base, which Borrowing Base shall be effective as of the date specified in such notice, and such Borrowing Base shall remain in effect for all purposes of this Agreement until the next Redetermination.

Section 3.05.                             Additional Reductions in Borrowing Base.  Unless otherwise waived in writing by the Required Lenders, upon the issuance of any Senior Notes by any Credit Party pursuant to Section 7.01(g) (other than any Permitted Refinancing that extends, refinances, renews, replaces, defeases or refunds outstanding Senior Notes), the Borrowing Base then in effect shall automatically be reduced by the lesser of (a) $250 for each $1,000 in stated principal amount of such Senior Notes on the date such Senior Notes are issued (without regard to any initial issue discount) and (b) such other amount, if any, determined by the Required Lenders in their sole discretion prior to the issuance of such Senior Notes.

Article IV

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 4.01.                             Organization; Powers.  Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 4.02.                             Authorization; Enforceability.  The Transactions are within each Credit Party’s corporate, limited liability company or partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership and, if required, actions by equity holders.  This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4.03.                             Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or have been made or to be made in connection with the filing of the Security Instruments to secure the Obligations, (b) will not violate any Requirement of Law applicable to the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Indebtedness or a Material Sales Contract binding upon the Borrower or any Restricted Subsidiary or any of their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Restricted Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary not otherwise permitted under Section 7.02.

Section 4.04.                             Financial Condition; No Material Adverse Change.

(a)                                The Borrower has heretofore furnished to the Lenders the audited consolidated balance sheet and related statements of income, stockholders equity and cash flows of the Borrower and its Consolidated Subsidiaries (i) as of and for the fiscal year ended December 31, 2009, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter ended September 30, 2010, certified by its Financial Officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)                               Since December 31, 2009, no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect has occurred.

Section 4.05.                             Properties.

(a)                                Except as otherwise provided in Section 4.15 with respect to Oil and Gas Interests, the Borrower and each Restricted Subsidiary has good title to, or valid leasehold interests in, all such real and personal property material to its business, except for (i) minor defects in title that do not, in the aggregate, interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and (ii) Liens permitted under Section 7.02.

(b)                               The Borrower and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and such Restricted Subsidiaries, as the case may be, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.06.                             Litigation and Environmental Matters.

(a)                                There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary, (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect after taking into account insurance proceeds or other recoveries from third parties actually received (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)                               Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect after taking into account insurance proceeds or other recoveries from third parties actually received, neither the Borrower nor any Restricted Subsidiary, to the Borrower’s knowledge, (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,

(ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any claim with respect to any Environmental Liability.

(c)                                Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 4.07.                             Compliance with Laws and Agreements.  The Borrower and each Restricted Subsidiary is in compliance with all Requirements of Law applicable to it or its property, its Organizational Documents and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

Section 4.08.                             Investment Company Status.  Neither the Borrower nor any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 4.09.                             Taxes.  The Borrower and each Restricted Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 4.10.                             ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of FASB Statement 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of FASB Statement 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

Section 4.11.                             Disclosure.  The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Restricted Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date made or deemed made; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

Section 4.12.                             Labor Matters.  There are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect.  The hours worked by and payments made to employees of the Borrower and, to the knowledge of the Borrower, to employees of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other Law dealing with such matters to the extent that such violation could reasonably be expected to have a Material Adverse Effect.

Section 4.13.                             Capitalization.  Schedule 4.13 lists as of the Effective Date, (a) for the Borrower and each Restricted Subsidiary, its full legal name and its jurisdiction of organization and (b) for each Restricted Subsidiary, the number of shares of capital stock or other Equity Interests outstanding and the owner(s) of such shares or Equity Interests. Schedule 1.02 lists as of the Effective Date, with respect to each Related Partnership, the Partnership Interests owned by each Credit Party in such Related Partnership.

Section 4.14.                             Margin Stock.  Neither the Borrower nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation  U issued by the Federal Reserve Board), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

Section 4.15.                             Oil and Gas Interests.  Each Credit Party has good and defensible title to all proved reserves included in the Direct Interests (for purposes of this Section 4.15, “proved Direct Interests”) described in the most recent Reserve Report provided to the Administrative Agent (other than such proved reserves that have been subsequently disposed of in compliance with this Agreement), free and clear of all Liens except Liens permitted pursuant to Section 7.02.  All such proved Oil and Gas Interests are valid, subsisting, and in full force and effect in all material respects, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid except for such rentals, royalties and other amounts that are amounts being contested in good faith by appropriate proceedings and for which the Borrower or the applicable Restricted Subsidiary has set aside on its books adequate reserves, or except to the extent such rentals, royalties and other amounts due, if left unpaid, would not result in the loss or forfeiture of Oil and Gas Properties having an aggregate fair market value in excess of $10,000,000.  Without regard to any consent or non-consent provisions of any joint operating agreement covering any Credit Party’s proved Direct Interests, such Credit Party’s share of (a) the costs for each proved Oil and Gas Interest described in the Reserve Report (other than for such proved Oil and Gas Interests that have been subsequently disposed of in compliance with this Agreement) is not materially greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations “working interests,” “WI,” “gross working interest,” “GWI,” or similar terms (except in such cases where there is a corresponding increase in the net revenue interest), and (b) production from, allocated to, or attributed to each such proved Oil and Gas Interest is not materially less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations “net revenue interest,” “NRI,” or similar terms.  The wells drilled in respect of proved producing Oil and Gas Interests described in the Reserve Report (other than wells drilled in respect of such proved producing Oil and Gas Interests that have been subsequently disposed of in compliance with this Agreement) (1) are capable of, and are presently, either producing Hydrocarbons in commercially profitable quantities or in the process of being worked over or enhanced, and the Credit Party that owns such proved producing Oil and Gas Interests is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (2) have been drilled, bottomed, completed, and operated in compliance with all applicable laws, in the case of clauses (1) and (2), except where any failure to satisfy clause (1) or to comply with clause (2) would not have a Material Adverse Effect, and no such well which is currently producing Hydrocarbons is subject to any material penalty in production by reason of such well having produced in excess of its allowable production.

Section 4.16.                             Insurance.  The certificate signed by a Responsible Officer that attests to the existence of, and summarizes, the property and casualty insurance program maintained by the Credit Parties that has been furnished by the Borrower to the Administrative Agent and the Lenders as of the Effective Date, is complete and accurate in all material respects as of the Effective Date and demonstrates the Borrower’s and the Restricted Subsidiaries’ compliance with Section 6.05.

Section 4.17.                             Solvency.

(a)                                Immediately after the consummation of the Transactions and immediately following the making of the initial Borrowing, if any, made on the Effective Date and after giving effect to the application of the proceeds thereof, (1) the fair value of the assets of the Credit Parties on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Credit Parties on a consolidated basis; (2) the present fair saleable value of the real and personal property of the Credit Parties on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Credit Parties on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (3) the Credit Parties on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (4) the Credit Parties on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(b)                               The Credit Parties do not intend to, and do not believe that they will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.

Section 4.18.                             Material Sales Contracts.  No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Sales Contract to which it is a party, except where such default could not reasonably be expected to result in a Material Adverse Effect.

Section 4.19.                             Common Enterprise.  The successful operation and condition of each of the Credit Parties is dependent on the continued successful performance of the functions of the group of the Credit Parties as a whole and the successful operation of each of the Credit Parties is dependent on the successful performance and operation of each other Credit Party.  Each Credit Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Credit Parties and (ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies.  Each Credit Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Credit Party is within its purpose, will be of direct and indirect benefit to such Credit Party, and is in its best interest.

Article V

Conditions

Section 5.01.                             Effective Date.  The obligations (i) of the Lenders to continue the Original Loans and the obligation of the Lenders to make Loans and (ii) of the Issuing Bank to permit the Existing Letters of Credit to remain outstanding and to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.02):

(a)                                The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)                               The Administrative Agent shall have received (i) a certificate of each Credit Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Credit Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate of formation or articles of incorporation or organization of each Credit Party certified by the relevant authority of the jurisdiction of organization of such Credit Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a good standing certificate for each Credit Party from its jurisdiction of organization.

(c)                                The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Vinson & Elkins LLP, counsel for the Credit Parties, substantially in the form of Exhibit B, and covering such other matters relating to the Credit Parties, this Agreement or the Transactions as the Administrative Agent shall reasonably request.  The Credit Parties hereby request such counsel to deliver such opinion.

(d)                               The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming that the Credit Parties have (i) complied with the conditions set forth in paragraphs (k) and (l) of this Section 5.01 and paragraphs (a), (b) and (c) of Section 5.02, (ii) complied with the covenants set forth in Section 6.05 (and demonstrating such compliance by the attachment of an insurance summary and insurance certificates evidencing the coverage described in such summary) and (iii) complied with the requirements of Section 6.09 and Section 6.10.

(e)                                The Administrative Agent, the Lenders and J.P. Morgan Securities LLC shall have received all fees and other amounts due and payable on or prior to the Effective Date under this Agreement and the Fee Letter, and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including all reasonable fees, expenses and disbursements of counsel for the Administrative Agent to the extent invoiced on or prior to the Effective Date, together with such additional amounts as shall constitute such counsel’s reasonable estimate of expenses and disbursements to be incurred by such counsel in connection with the recording and filing of Mortgages (and/or Mortgage amendments) and financing statements; provided, that, such estimate shall not thereafter preclude further settling of accounts between the Borrower and the Administrative Agent.

(f)                                    The Administrative Agent shall have received the Security Agreement, duly executed and delivered by the appropriate Credit Parties, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements creating Liens prior and superior in right to any other Person, subject to the Liens permitted under Section 7.02, in all of the Collateral in which a security interest is required to be granted pursuant to the Security Instruments, including all of the Equity Interests of each Restricted Subsidiary and Related Partnership now or hereafter owned by Borrower or any Restricted Subsidiary.

(g)                                 The Administrative Agent shall have received promissory notes duly executed by the Borrower for each Lender that has requested the delivery of a promissory note pursuant to and in accordance with Section 2.09(e).

(h)                               In the event any Loans are made on the Effective Date, the Administrative Agent shall have received a Borrowing Request acceptable to the Administrative Agent and in accordance with Section 2.05 setting forth the Loans requested by the Borrower on the Effective Date, the Type and amount of each Loan and the accounts to which such Loans are to be funded.

(i)                                   If the initial Borrowing includes the issuance of one or more Letters of Credit, the Administrative Agent shall have received a written request in accordance with Section 2.06 of this Agreement.

(j)                                   The Administrative Agent shall have received such financing statements (including, without limitation, the financing statements referenced in subclause (f) above) as

Administrative Agent shall specify to fully evidence and perfect all Liens contemplated by the Loan Documents, all of which shall be filed of record in such jurisdictions as the Administrative Agent shall require in its sole discretion.

(k)                                  Each Credit Party shall have obtained all approvals required from any Governmental Authority and all consents of other Persons, in each case that are necessary or advisable in connection with the Transactions and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(l)                                     There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, singly or in the aggregate, materially impairs the Transactions, the financing thereof or any of the other transactions contemplated by the Loan Documents or that could reasonably be expected to result in a Material Adverse Effect.

(m)                             All partnership, corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto shall be reasonably satisfactory in form and substance to Administrative Agent and its counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(n)                               The Administrative Agent and the Lenders shall have received the Projections and all of the financial statements described in Section 4.04(a).

(o)                               The Administrative Agent shall have received Mortgages and title information, in each case, reasonably satisfactory to the Administrative Agent with respect to the Borrowing Base Properties, or the portion thereof, as required by Sections 6.09 and 6.10.

(p)                               The Administrative Agent shall have received a solvency certificate dated the Effective Date and signed by a Financial Officer of the Borrower.

(q)                               The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the Effective Date, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations (i) of the Lenders to continue the Original Loans and the obligation of the Lenders to make Loans and (ii) of the Issuing Bank to permit the Existing Letters of Credit to remain outstanding and to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.02) at or prior to 3:00 p.m. on December 15, 2010 (and, in the event such conditions are not so satisfied or waived, the Aggregate Commitment shall terminate at such time).

Section 5.02.                             Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)                                The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b)                               At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)                                At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Borrowing Base Deficiency exists or would be caused thereby.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

Article VI

Affirmative Covenants

Until the Aggregate Commitment has expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 6.01.                             Financial Statements; Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)                                  within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)                               within 45 days after the end of each fiscal quarter of the Borrower, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)                                concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate in a form reasonably acceptable to Administrative Agent signed by a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.13;

(d)                               promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(e)                                together with the Reserve Reports required under Section 3.01, a report, in reasonable detail, setting forth (i) the Swap Agreements then in effect, the notional volumes of and prices for, on a monthly basis and in the aggregate, the Crude Oil and Natural Gas for each such Swap Agreement and the term of each such Swap Agreement and (ii) the notional volumes of Crude Oil and Natural Gas for each such Swap Agreement; and

(f)                                  promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to this Section 6.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at www.claytonwilliams.com or (2) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon request, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and, upon request, each Lender (by telecopier or electronic mail) of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the compliance certificates required by Section 6.01(c) to the Administrative Agent.  Except for such compliance certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 6.02.                             Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)                                as soon as possible, but in any event within 5 days of obtaining knowledge thereof, the occurrence of any Default;

(b)                               as soon as possible, but in any event within 30 days after the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)                                as soon as possible, but in any event within 30 days after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Restricted Subsidiaries in an aggregate amount exceeding $1,000,000;

(d)                               as soon as possible, but in any event within 30 days after any notice or claim to the effect that any Credit Party is or may be liable to any Person as a result of the release by any Credit Party, or any other Person of any Hazardous Material into the environment, which could reasonably be expected to have a Material Adverse Effect;

(e)                                as soon as possible, but in any event within 30 days after any notice alleging any violation of any Environmental Law by any Credit Party, which could reasonably be expected to have a Material Adverse Effect;

(f)                                  as soon as possible, but in any event within 30 days after the occurrence of any breach or default under, or repudiation or termination of, any Material Sales Contract, which could reasonably be expected to have a Material Adverse Effect; and

(g)                               as soon as possible, but in any event within five days of becoming aware of any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 6.03.                             Existence; Conduct of Business.  The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03 or any Disposition permitted under Section 7.04 nor shall the Borrower or any Restricted Subsidiary be required to preserve any right or franchise unrelated to the Borrowing Base Properties if the Borrower or such Restricted Subsidiary determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not adverse in any material respect to the Administrative Agent or any Lender.

Section 6.04.                             Payment of Obligations.  The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or any Collateral becoming subject to forfeiture or loss as a result of such contest.

Section 6.05.                             Maintenance of Properties; Insurance.  The Borrower will, and will cause each Restricted Subsidiary and use commercially reasonable efforts to cause each operator of Borrowing Base Properties to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  Upon request of the Administrative Agent, the Borrower will furnish or cause to be furnished to the Administrative Agent from time to time a summary of the respective insurance coverage of the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent, and, if requested, will furnish the Administrative Agent copies of the applicable policies.  Upon demand by Administrative Agent, the Borrower will cause any insurance policies covering any such property to be endorsed (a) to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Administrative Agent, (b) to include the Administrative Agent as loss payee with respect to all property/casualty policies and additional insured with respect to all liability policies and (c) to provide for such other matters as the Lenders may reasonably require.

Section 6.06.                             Books and Records; Inspection Rights.  The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each Restricted Subsidiary, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 6.07.                             Compliance with Laws.  The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property,

except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 6.08.                             Use of Proceeds and Letters of Credit.  The proceeds of the Loans will be used only to (a) pay the fees, expenses and transaction costs of the Transactions, (b) prepay, redeem or defease the Existing Senior Notes to the extent permitted under Section 7.15 and (c) finance the working capital needs of the Borrower, including capital expenditures, and for general corporate purposes of the Borrower and the Guarantors, in the ordinary course of business, including the exploration, acquisition and development of Oil and Gas Interests.  No part of the proceeds of any Loan will be used, whether directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U issued by the Board).  Letters of Credit will be issued only to support general corporate purposes of the Borrower and the Restricted Subsidiaries.

Section 6.09.                             Mortgages and Other Security.  The Borrower will, and will cause each Material Restricted Subsidiary to, execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, (a) by no later than each Redetermination Date and, at the request of the Administrative Agent, at any time between Borrowing Base Redeterminations, Mortgages in form and substance reasonably acceptable to the Administrative Agent together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed, as applicable) as the Administrative Agent shall reasonably deem necessary or appropriate to grant, evidence and perfect and maintain Liens in Direct Interests having an Engineered Value equal to or greater than eighty percent (80%) of the Engineered Value of the Direct Interests included in the Borrowing Base Properties as reflected on the Reserve Report most recently delivered to the Administrative Agent pursuant to Section 3.01 or Section 3.03, (b) promptly after entering into any such agreement (to the extent not already subject to a Lien pursuant to the Security Instruments), collateral assignments of all right, title and interest of any Credit Party in and to any gathering, handling, storing, processing, transportation, supply, pipeline or marketing agreement with any Affiliate that is not a Credit Party, and (c) Security Instruments in form and substance reasonably acceptable to the Administrative Agent together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed, as applicable), as the Administrative Agent shall reasonably deem necessary or appropriate to grant, evidence and perfect Liens in certain personal property of the Borrower or such Restricted Subsidiary, as the case may be, related to the Direct Interests subject of the Mortgages referred to in clause (a) above, in each case, subject only to Permitted Encumbrances and other Liens permitted under Section 7.02.  Notwithstanding anything to the contrary in this Section 6.09, the Borrower will, and will cause each Material Restricted Subsidiary to, execute and deliver to the Administrative Agent (i) on the Effective Date, Mortgages and amendments to Mortgages necessary or appropriate to grant, evidence and perfect and maintain Liens in Direct Interests having an Engineered Value equal to or greater than sixty five percent (65%) of the Engineered Value of the Direct Interests included in the Borrowing Base Properties and (ii) no later than 60 days after the Effective Date, Mortgages and amendments to Mortgages necessary or appropriate to grant, evidence and perfect and maintain Liens in Direct Interests having an Engineered Value equal to or greater than eighty percent (80%) of the Engineered Value of the Direct Interests included in the Borrowing Base Properties.

Section 6.10.                             Title Data.  The Borrower will, and will cause each Restricted Subsidiary to, deliver to the Administrative Agent title information in form and substance reasonably acceptable to the Administrative Agent with respect to that portion of the Oil and Gas Interests evaluated by such Reserve Report as the Administrative Agent shall deem reasonably necessary or appropriate to verify (i) the title of the Credit Parties to not less than seventy percent (70%) of the Engineered Value of the Borrowing Base Properties that are required to be subject to a Mortgage pursuant to Section 6.09, and (ii) the validity, perfection and priority of the Liens created by such Mortgages and such other matters regarding such Mortgages as Administrative Agent shall reasonably request.

Section 6.11.                             Swap Agreements.  Upon the request of the Administrative Agent, the Borrower shall, within thirty (30) days of such request, provide to the Administrative Agent copies of all agreements, documents and instruments evidencing the Swap Agreements not previously delivered to the Administrative Agent, certified as true and correct by a Responsible Officer of the Borrower, and such other information regarding such Swap Agreements as the Administrative Agent may reasonably request.

Section 6.12.                             Operation of Oil and Gas Interests.

(a)                                The Borrower will, and will cause each Restricted Subsidiary to, maintain, develop and operate its Oil and Gas Interests in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil and Gas Interests so long as such Oil and Gas Interests are capable of producing Hydrocarbons and accompanying elements in paying quantities, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)                               Borrower will, and will cause each Restricted Subsidiary to, comply in all respects with all contracts and agreements applicable to or relating to its Oil and Gas Interests or the production and sale of Hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Section 6.13.                             Material Restricted Subsidiaries.  In the event any Person is or becomes a Material Restricted Subsidiary, Borrower will (a) promptly take all action necessary to comply with Section 6.14, (b) promptly take all such action and execute and deliver, or cause to be executed and delivered, to the Administrative Agent all such opinions, documents, instruments, agreements, and certificates similar to those described in Sections 5.01(b) and 5.01(c) that the Administrative Agent may reasonably request, and (c) promptly cause such Material Restricted Subsidiary to (i) become a party to this Agreement and Guarantee the Obligations by executing and delivering to the Administrative Agent a Counterpart Agreement in the form of Exhibit C, (ii) to the extent required to comply with Section 6.09, execute and deliver Mortgages and other Security Instruments creating Liens prior and superior in right to any other Person, subject to Permitted Encumbrances, in such Material Restricted Subsidiary’s Direct Interests and Partnership Interests, and (iii) to the extent required to comply with Section 6.10, all title opinions and other information.  Upon delivery of any such Counterpart Agreement to the Administrative Agent, notice of which is hereby waived by each Credit Party, such Material Restricted Subsidiary shall be a Guarantor and shall be as fully a party hereto as if such Material

Restricted Subsidiary were an original signatory hereto.  Each Credit Party expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Credit Party hereunder.  This Agreement shall be fully effective as to any Credit Party that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Credit Party hereunder.  With respect to each such Material Restricted Subsidiary, the Borrower shall promptly send to the Administrative Agent written notice setting forth with respect to such Person the date on which such Person became a Material Restricted Subsidiary of the Borrower, and supplement the data required to be set forth in the Schedules to this Agreement as a result of the acquisition or creation of such Material Restricted Subsidiary; provided that such supplemental data must be reasonably acceptable to the Administrative Agent.

Section 6.14.                             Pledged Equity Interests.  On the date hereof and at the time hereafter that any Material Restricted Subsidiary of the Borrower or any Related Partnership is created or acquired or any Unrestricted Subsidiary or Non-Material Restricted Subsidiary becomes a Material Restricted Subsidiary, the Borrower and the Material Restricted Subsidiaries (as applicable) shall execute and deliver to the Administrative Agent for the benefit of the Secured Parties, the Security Agreement (or an amendment or amendment and restatement of the Security Agreement), in form and substance reasonably acceptable to the Administrative Agent, from the Borrower and/or the Material Restricted Subsidiaries (as applicable) covering all Equity Interests owned by the Borrower or such Material Restricted Subsidiaries in such Material Restricted Subsidiaries or any Related Partnership, together with all certificates (or other evidence acceptable to the Administrative Agent) evidencing the issued and outstanding Equity Interests of each such Material Restricted Subsidiary or Related Partnership of every class owned by such Credit Party (as applicable) which, if certificated, shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), as the Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect a first priority security interest in the issued and outstanding Equity Interests owned by Borrower or any Material Restricted Subsidiary in each Material Restricted Subsidiary and each Related Partnership.

Section 6.15.                             Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a)                                  Unless designated as an Unrestricted Subsidiary on Schedule 4.13 as of the Effective Date or thereafter, assuming compliance with Section 6.15(b), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b)                                 The Borrower may designate by prior written notice thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) immediately prior, and after giving effect, to such designation, (A) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), and (B) no Default exists or would result therefrom (and the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 7.13); (ii) such Subsidiary (A) is not the owner or the operator, by contract or otherwise, of any Oil and Gas Interests included in the

Borrowing Base Properties and (B) is not a guarantor or the primary obligor with respect to any indebtedness, liabilities or other obligations under any Senior Notes; and (iii) the Investment deemed to be made in such Subsidiary pursuant to the next sentence would be permitted to be made at the time of such designation under Section 7.06.  The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment in an Unrestricted Subsidiary in an amount equal to the aggregate amount of the Borrower’s or any Restricted Subsidiary’s Investments previously made in or to such Subsidiary.  Except as provided in this Section 6.15(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

(c)                                  The Borrower may designate by prior written notice thereof to the Administrative Agent any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) immediately prior, and after giving effect to such designation, the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default exists or would result therefrom (and the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 7.13) and (iii) the Borrower is in compliance with the requirements of Section 6.09.  Any such designation shall (x) be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 7.06(b) or under any other subsection of Section 7.06, as the case may be, and (y) constitute the incurrence at the time of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

Article VII

Negative Covenants

Until the Aggregate Commitment has expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 7.01.                             Indebtedness.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)                                the Obligations and Guarantees of the Obligations;

(b)                               Indebtedness existing on the date hereof and set forth in Schedule 7.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by an amount equal to the reasonable premium paid and fees and expenses reasonably incurred therewith);

(c)                                intercompany Indebtedness between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries to the extent permitted by Section 7.06(b); provided that any such Indebtedness owed by either the Borrower or a Guarantor shall be subordinated to the

Indebtedness on terms set forth in the Article VIII or on such terms as are reasonably acceptable to the Administrative Agent;

(d)                               (i) Indebtedness of the Borrower and the Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including office equipment, data processing equipment and motor vehicles), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any assets or secured by a Lien on any assets prior to the acquisition thereof or (ii) any Indebtedness of any Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Borrower or any Restricted Subsidiary, and not incurred in contemplation thereof, in a transaction permitted hereunder, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) with respect to the Indebtedness incurred pursuant to clause (i) of this Section 7.01(d), such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this Section 7.01(d) shall not exceed $15,000,000 at any time outstanding;

(e)                                Indebtedness incurred or deposits made by the Borrower or any Restricted Subsidiary (i) under worker’s compensation laws, unemployment insurance laws or similar legislation, (ii) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Borrower or any Restricted Subsidiary is a party, (iii) to secure public or statutory obligations of the Borrower or any Restricted Subsidiary, and (iv) of cash or U.S. Government Securities made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which the Borrower or any Restricted Subsidiary is party in connection with the operation of the Oil and Gas Interests, in each case in the ordinary course of business;

(f)                                  Indebtedness of the Borrower or any Restricted Subsidiary under (i) Swap Agreements to the extent permitted under Section 7.07, (ii) Advance Payment Contracts permitted under Section 7.14 and (iii) Sale and Leaseback Transactions to the extent permitted under Section 7.14;

(g)                               subject to any adjustment of the Borrowing Base required under Section 3.05 and any mandatory prepayment required under Section 2.11(d), unsecured Indebtedness under the Senior Notes (and any Permitted Refinancing thereof), including any Indebtedness constituting Guarantees thereof by the Borrower or any Restricted Subsidiary, in an aggregate principal amount not to exceed $475,000,000 at any time; provided that at the time of and immediately after giving effect to each issuance of Senior Notes (and any Permitted Refinancing thereof), no Default shall have occurred and be continuing;

(h)                               Guarantees in respect of Indebtedness otherwise permitted pursuant to this Section 7.01;

(i)                                   Indebtedness consisting of (i) non-recourse Vendor Financings in an aggregate amount not to exceed $10,000,000 at any time outstanding and (ii) recourse Vendor Financings in an aggregate amount not to exceed $10,000,000 at any time outstanding, in each case, calculated based upon the invoice amount for such services, equipment or materials;

(j)                                   Indebtedness in connection with the endorsement of negotiable instruments, Cash Management Obligations and other similar obligations in respect of netting services, overdraft protection and similar arrangements, in each case in the ordinary course of business;

(k)                                Indebtedness in respect of insurance premium financing for insurance being acquired or maintained by the Borrower or any Restricted Subsidiary under customary terms and conditions; and

(l)                                   other unsecured Indebtedness of the Borrower or any Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness permitted by this clause (l) shall not exceed $15,000,000 at any time outstanding.

Section 7.02.                             Liens.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)                                any Lien created pursuant to this Agreement or the Security Instruments;

(b)                               Permitted Encumbrances;

(c)                                any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 7.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any other Restricted Subsidiary (other than proceeds and accessions and additions to such property) and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)                               any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien secures Indebtedness permitted by clause (d) of Section 7.01, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of the Borrower or any other Restricted Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e)                                Liens on fixed or capital assets (including office equipment, data processing equipment and motor vehicles) acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens, secure Indebtedness permitted by clause (d) of Section 7.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any other Restricted Subsidiaries (other than proceeds and accessions and additions to such property);

(f)                                  Liens to secure Vendor Financings; provided that the only property or assets of the Borrower or any Restricted Subsidiary encumbered by such Liens is the equipment acquired or the materials purchased from the Person providing such Vendor Financings, and the proceeds thereof and accessions and additions to such property or assets;

(g)                               Liens securing insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto; and

(h)                               Liens on property not constituting the Collateral and not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Restricted Subsidiaries) $5,000,000 at any one time.

Section 7.03.                             Fundamental Changes.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

(a)                                  any Restricted Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity;

(b)                                 any Restricted Subsidiary may merge into any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary;

(c)                                  any Restricted Subsidiary may Dispose of its assets to the Borrower or to another Restricted Subsidiary;

(d)                                 Dispositions permitted by Section 7.04 may be made;

(e)                                  any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and

(f)                                    so long as the Equity Interests, Oil and Gas Interests or other consideration, as the case may be, received by the Borrower or any Restricted Subsidiary as a result of such liquidation, dissolution or roll-up is pledged or mortgaged, as the case may be, to secure the Obligations, the Borrower may, and may cause any Restricted Subsidiary to, liquidate, dissolve or roll-up any Related Partnership.

Section 7.04.                             Dispositions.  The Borrower will not, and will not permit any Restricted Subsidiary to, Dispose of any property except:

(a)                                  the sale of Hydrocarbons in the ordinary course of business;

(b)                                 farmouts of undeveloped acreage and assignments in connection with such farmouts;

(c)                                  the Disposition of equipment and other property in the ordinary course of business, that is obsolete or no longer necessary in the business of the Borrower or any of its Restricted Subsidiaries or that is being replaced by equipment of comparable value and utility;

(d)                                 the Disposition of Equity Interests in Unrestricted Subsidiaries;

(e)                                  Liens permitted by Section 7.02, Investments permitted by Section 7.06 and Restricted Payments permitted by Section 7.08;

(f)                                    Dispositions of Permitted Investments in the ordinary course of business;

(g)                                 any Credit Party may dispose of its property to another Credit Party;

(h)                                 sales or discounts of overdue accounts receivable in the ordinary course of business, in connection with the compromise or collection thereof, and not in connection with any financing transaction;

(i)                                     the Borrower or any Restricted Subsidiary may Dispose of Borrowing Base Properties (whether pursuant to a Disposition of all, but not less than all, of the Equity Interests of any Restricted Subsidiary or otherwise) or enter into Hedge Modifications; provided that the Engineered Value (as assigned by the Administrative Agent) of all Borrowing Base Properties Disposed of and the economic effect (as determined by the Administrative Agent) of all Hedge Modifications entered into between Scheduled Redeterminations does not exceed, in the aggregate for the Borrower and the Restricted Subsidiaries taken as a whole, five percent (5%) of the Borrowing Base most recently determined; provided, further, that Borrower shall promptly and in any event within three (3) Business Days thereafter, provide written notice to the Administrative Agent of any such Hedge Modification, setting forth in reasonable detail the terms of such Hedge Modification;

(j)                                     so long as no Default exists or would exist after giving effect to such Disposition or Hedge Modification, as the case may be, the Borrower and the Restricted Subsidiaries may Dispose of Borrowing Base Properties (whether pursuant to a Disposition of all, but not less than all, of the Equity Interests of any Restricted Subsidiary or otherwise) and enter into Hedge Modifications not otherwise permitted by Section 7.04(i); provided that:

(i) the Borrower provides the Administrative Agent with (A) at least fifteen (15) days prior written notice of such Disposition or (B) notice of such Hedge Modification within three (3) Business Days thereafter, setting forth in reasonable detail the Borrowing Base Properties that are subject to such Disposition or the terms of such Hedge Modification, as the case may be;

(ii) the Borrowing Base shall be reduced, effective immediately upon such Disposition or Hedge Modification by (A) in the case of a Disposition, an amount equal to the value, if any, assigned to such property in the Borrowing Base then in effect (as determined by the Administrative Agent and the Required Lenders) or (B) in the case of a Hedge Modification, the economic effect of such Hedge Modification (as determined by the Administrative Agent and the Required Lenders);

(iii) with respect to any Hedge Modification, all consideration received by the Borrower or Restricted Subsidiary as a result of such Hedge Modification is cash and such cash is held by the Borrower in a segregated account subject to a first priority security interest in favor of the Administrative Agent to secure the Obligations pending the completion of the Administrative Agent’s determination of the economic effect of such Hedge Modification pursuant to any adjustment to the Borrowing Base referenced in clause (ii) above;

(iv)(A) with respect to any Disposition of Borrowing Base Properties, the consideration received shall be at least equal to the fair market value of the Oil and Gas Interests subject to such Disposition and (B) with respect to any Hedge Modification, the consideration received for such Hedge Modification is at least equal to fair market value, in each case, as reasonably determined in good faith by the board of directors of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying to that effect;

(v) at least 90% of the consideration received by the Borrower or any Restricted Subsidiary in respect of any such Disposition is cash or cash equivalents;

(vi) the Borrower prepays the Loans (and cash collateralizes any portion of such Borrowing Base Deficiency attributable to LC Exposure) to the extent required by Sections 2.11(b) and 2.11(c) as a result of such Disposition or Hedge Modification (as determined after giving effect to the Administrative Agent’s determination of the economic effect of such Hedge Modification pursuant to clause (ii) above), which prepayment (and cash collateralization, if any) may be made with the amounts deposited in the segregated account described in clause (iii) above; and

(vii) unless otherwise approved in writing by all of the Lenders, such Disposition by the Borrower or the Restricted Subsidiaries (whether pursuant to one transaction or a series of related transactions) is not a Disposition of all or substantially all of the Borrowing Base Properties (whether pursuant to a Disposition of all, but not less than all, of the Equity Interests of any Restricted Subsidiary or otherwise); and

(k)                                  provided no Default exists or would result therefrom, the Disposition of Oil and Gas Interests to the Incentive Partnerships and to various employees of the Borrower and its Restricted Subsidiaries as incentive compensation to such employees; provided, that the aggregate amount of Oil and Gas Interests transferred and assigned with respect to any well for such purposes shall not exceed ten percent (10%) of the Borrower’s and the Restricted Subsidiaries’ undivided interest in such well, taken as a whole.

Section 7.05.                             Nature of Business.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

Section 7.06.                             Investments, Loans, Advances, Guarantees and Acquisitions.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (all of the foregoing, “Investments”), except:

(a)                                Permitted Investments;

(b)                               Investments  (i) made by any Credit Party in or to any Credit Party, (ii) made by any Restricted Subsidiary in or to any Credit Party, (iii) made by the Borrower or any Restricted Subsidiary in or to any Unrestricted Subsidiary in an aggregate amount for all such Investments at any one time outstanding not to exceed $20,000,000, (iv) made by the Borrower or any Restricted Subsidiary in or to any Non-Material Restricted Subsidiary in an aggregate amount for all such Investments at any one time outstanding not to exceed $1,000,000 and (v) made by the Borrower or any Restricted Subsidiary in or to any Related Partnership in an aggregate amount for all such Investments at any one time outstanding not to exceed $1,000,000;

(c)                                Guarantees constituting Indebtedness permitted by Section 7.01 and performance guarantees incurred in the ordinary course of business;

(d)                               Investments by the Borrower and its Restricted Subsidiaries that are (i) customary in the oil and gas business, (ii) made in the ordinary course of the Borrower’s or such Restricted Subsidiary’s business, and (iii) made in the form of, or pursuant to, oil, gas and mineral leases, operating agreements, farm-in agreements, farm-out agreements, development agreements, unitization agreements, joint bidding agreements, services contracts and other similar agreements that a reasonable and prudent oil and gas industry owner or operator would find acceptable;

(e)                                Investments consisting of Swap Agreements to the extent permitted under Section 7.07;

(f)                                  Investments existing as of the date hereof and set forth on Schedule 7.06;

(g)                               Investments consisting of (i) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business and (ii) other short term loans to employees not to exceed, with respect to the foregoing clauses (i) and (ii) together, $250,000 in the aggregate at any time outstanding;

(h)                               Investments representing the non-cash portion of the consideration received for any Disposition of any assets permitted under Section 7.04, not to exceed 10% of the total consideration received for such Disposition;

(i)                                   demand deposits with financial institutions, prepaid expenses and extensions of trade credit in the ordinary course of business (and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss);

(j)                                   other Investments by the Borrower and the Restricted Subsidiaries; provided that, (1) on the date any such Investment is made, the amount of such Investment, together with all other Investments made pursuant to this clause (j) of Section 7.06 (in each case determined based on the cost of such Investment) since the Effective Date, does not exceed in the aggregate $10,000,000;

(k)                                Investments by the Borrower or any Restricted Subsidiary consisting of the payment of each Incentive Partnership’s share of the costs and expenses incurred to drill, complete and operate oil and gas wells located on the properties covered by the Oil and Gas Interests owned by such Incentive Partnership; provided that such Incentive Partnership’s share of such costs and expenses do not exceed 10% of the total amount of such costs and expenses for the Borrower and the Restricted Subsidiaries in such properties and the Borrower or any Restricted Subsidiary receives all revenues from such Oil and Gas Interests until payout of its costs and expenses, plus interest;

(l)                                   Investments in West Coast Properties, including equity contributions, and loans, advances or other extensions of credit to West Coast Properties; provided that the amount of such investments made pursuant to this clause (l) of Section 7.06 does not exceed in the aggregate, $10,000,000 and the proceeds of such Investments are used by West Coast Properties to acquire and develop Oil and Gas Interests; and

(m)                             Investments by the Borrower or any Restricted Subsidiary consisting of the purchase, redemption or acquisition of partnership interests in the Related Partnerships pursuant to the exercise of certain rights under the partnership agreements of such Related Partnerships by the holders of such interests.

Section 7.07.                             Swap Agreements.  The Borrower will not, nor will the Borrower permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except the Existing Swap Agreements and Swap Agreements entered into in the ordinary course of business and not for speculative purposes to:

(a)                                hedge or mitigate Crude Oil and Natural Gas price risks to which the Borrower or any Restricted Subsidiary has actual exposure (whether or not treated as a hedge for accounting purposes under GAAP); provided that at the time the Borrower or any Restricted Subsidiary enters into any such Swap Agreement, such Swap Agreement (x) does not have a term greater than sixty (60) months from the date such Swap Agreement is entered into, and (y) when aggregated with all other Swap Agreements then in effect would not cause the aggregate notional volume per month for each of Crude Oil and Natural Gas, calculated separately, under all Swap

Agreements then in effect (other than Excluded Hedges) to exceed, as of the date such Swap Agreement is executed, (A) for any month during the first three years of the forthcoming five year period, eighty percent (80%) of the “forecasted production from total proved reserves” (as defined below) of the Borrower and the Restricted Subsidiaries, taken as a whole, and (B) for any month during the last two years of the forthcoming five year period, eighty percent (80%) of the “forecasted production from proved producing reserves” of the Borrower and the Restricted Subsidiaries, taken as a whole; and

(b)                               effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

As used in this Section 7.07, “forecasted production from proved producing reserves” and “forecasted production from total proved reserves” means the forecasted production from proved producing reserves or total proved reserves, as the case may be, of each of Crude Oil and Natural Gas as reflected in the most recent Reserve Report delivered to the Administrative Agent pursuant to Section 3.01, after giving effect to any pro forma adjustments for the consummation of any Acquisitions or Dispositions since the effective date of such Reserve Report.

Each Credit Party and each Lender agrees and acknowledges that (i) the Existing Swap Agreements are Swap Agreements permitted under this Section 7.07, (ii) as of the Effective Date, the counterparty to each Existing Swap Agreement is a Lender Counterparty (or was a Lender Counterparty under and as defined in the Original Credit Agreement), (iii) the obligations of the Credit Parties under the Existing Swap Agreements are included in the defined term “Lender Hedging Obligations” and such obligations are entitled to the benefits of, and are secured by the Liens granted under, the Security Instruments, and (iv) as of the Effective Date, the aggregate notional volume of Hydrocarbons under all Swap Agreements of the Credit Parties then in effect does not exceed the percentages of forecasted production from total proved reserves and forecasted production from proved producing reserves, as the case may be, permitted pursuant to this Section 7.07 (calculated as if a Credit Party was entering into a new transaction under a Swap Agreement on the Effective Date).

Section 7.08.                             Restricted Payments.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $5,000,000 in any fiscal year, (c) any Restricted Subsidiary may make Restricted Payments to the Borrower or any Guarantor and (d) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests.

Section 7.09.                             Transactions with Affiliates.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including any Related Partnership), except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Restricted Subsidiaries or between or among Restricted Subsidiaries not involving any other Affiliate (including any Related Partnership), (c) transactions described on Schedule 7.09, (d) any Restricted Payment permitted by Section 7.08 and (e) Investments permitted by Section 7.06.

Section 7.10.                             Restrictive Agreements.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or the Indenture (or any documents evidencing or relating to the issuance of any permitted Senior Notes or any Permitted Refinancing), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), and (iii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (B) customary provisions in leases and other contracts restricting the assignment thereof and (C) restrictions with respect to Oil and Gas Interests that are not Borrowing Base Properties and are not included in the most recent Reserve Report delivered pursuant to Section 3.01.

Section 7.11.                             Disqualified Stock.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, issue any Disqualified Stock.

Section 7.12.                             Amendments to Organizational Documents.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under its Organizational Documents if the effect thereof would be materially adverse to the Administrative Agent or any Lender or violate Section 7.10.

Section 7.13.                             Financial Covenants.

(a)                                Consolidated Current Ratio.  The Borrower will not permit the Consolidated Current Ratio as of the last day of any fiscal quarter ending on or after the Effective Date, to be less than 1.00 to 1.00.

(b)                               Leverage Ratio.  The Borrower will not permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter ending on or after the Effective Date to be greater than 4.00 to 1.00.

Section 7.14.                             Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities.  The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction, except Sale and Leaseback Transactions in which the aggregate amount of liability incurred by the Borrower or any Restricted Subsidiary does not exceed $5,000,000 for all such Sale and Leaseback Transactions, taken as a whole, or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for (x) Swap Agreements permitted under the terms of Section 7.07 and (y) Advance Payment Contracts; provided that the aggregate amount of all Advance Payments received by the Borrower or any Restricted Subsidiary that have not been satisfied by delivery of production at any time does not exceed, in the aggregate $5,000,000.

Section 7.15.                             Senior Notes Restrictions.  The Borrower will not, nor will it permit any Restricted Subsidiary to, except for regularly scheduled payments of interest required under the Senior Notes, directly or indirectly, retire, redeem, defease, repurchase or prepay prior to the scheduled due date thereof any part of the principal of, or interest on, the Senior Notes (or any Permitted Refinancing thereof); provided that, so long as no Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom, the Borrower may retire, redeem, defease, repurchase or prepay (a) the Senior Notes (or any Permitted Refinancing thereof) with the proceeds of any Permitted Refinancing permitted pursuant to Section 7.01(g) or with the net cash proceeds of any sale of Equity Interests  of the Borrower and (b) the Senior Notes in an aggregate amount not to exceed $50,000,000 for the period from the Effective Date to and including the Maturity Date (including with the proceeds of Loans), provided that, in the case of this clause (b), immediately before and after giving effect to each such payment, the Aggregate Commitment Usage is less than eighty five percent (85%).  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any modification or amendment of the Senior Notes Documents the effect of which is to (i) increase the maximum principal amount of the Senior Notes or the rate of interest on any of the Senior Notes (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Notes Documents), (ii) change or add any event of default or any covenant with respect to the Senior Notes Documents if the effect of such change or addition is to cause any one or more of the Senior Notes Documents to be more restrictive on the Borrower or any of its Subsidiaries than such Senior Notes Documents were prior to such change or addition, (iii) shorten the dates upon which scheduled payments of principal or interest on the Senior Notes are due, (iv) change any redemption or prepayment provisions of the Senior Notes, (v) alter the subordination provisions, if any, with respect to any of the Senior Notes Documents, (vi) grant any Liens in any assets of the Borrower or any of its Subsidiaries, or (vii) permit any Subsidiary to Guarantee the Senior Notes unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder.  For the avoidance of doubt, the Borrower may amend all or any portion of the Existing Senior Notes and the related Indenture to extend the scheduled maturity date thereof for an additional three (3) years so long as any such amendment is permitted under the terms of this Section 7.15.

Article VIII

Guarantee of Obligations

Section 8.01.                             Guarantee of Payment.  Each Guarantor unconditionally and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties, the punctual payment of all Obligations now or which may in the future be owing by any Credit Party (the “Guaranteed Liabilities”).  This Guarantee is a guaranty of payment and not of collection only.  The Administrative Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other Person or any collateral.  The Guaranteed Liabilities include interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Loan Documents, the Swap Agreements between any Credit Party and any Lender Counterparty and the Cash Management Agreements, as the case may be.  Each Guarantor agrees that, as between the Guarantor and the Administrative Agent, the Guaranteed Liabilities may be declared to be due and payable for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower or any other Guarantor and that in the event of a declaration or attempted declaration, the Guaranteed Liabilities shall immediately become due and payable by each Guarantor for the purposes of this Guarantee.

Section 8.02.                             Guarantee Absolute.  Each Guarantor guarantees that the Guaranteed Liabilities shall be paid strictly in accordance with the terms of this Agreement and the Swap Agreements to which any Secured Party is a party.  The liability of each Guarantor hereunder is absolute and unconditional irrespective of:  (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Loan Documents or the Guaranteed Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document or Guaranteed Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Loan Documents or Guaranteed Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or Guaranteed Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document or Guaranteed Liability; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a Guarantor (other than the defense of payment or performance).

Section 8.03.                             Guarantee Irrevocable.  This Guarantee is a continuing guaranty of the payment of all Guaranteed Liabilities now or hereafter existing under this Agreement, the Swap Agreements to which any Secured Party is a party and the Cash Management Agreements, and shall remain in full force and effect until payment in full of all Guaranteed Liabilities and other amounts payable hereunder and until this Agreement, the Swap Agreements and the Cash Management Agreements are no longer in effect or, if earlier, when the Guarantor has given the Administrative Agent written notice that this Guarantee has been revoked; provided that any notice under this Section shall not release the revoking Guarantor from any Guaranteed Liability, absolute or contingent, existing prior to the Administrative Agent’s actual receipt of the notice at its branches or departments responsible for this Agreement and the Swap Agreements and reasonable opportunity to act upon such notice.

Section 8.04.                             Reinstatement.  This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Liabilities is rescinded or must otherwise be returned by the Administrative Agent, any Lender or any Lender Counterparty on the insolvency, bankruptcy or reorganization of the Borrower, or any other Credit Party, or otherwise, all as though the payment had not been made.

Section 8.05.                             Subrogation.  No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guarantee or otherwise, until all the Guaranteed Liabilities have been paid in full and this Agreement and the Swap Agreements are no longer in effect.  If any amount is paid to the Guarantor on account of subrogation rights under this Guarantee at any time when all the Guaranteed Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Secured Parties and shall be promptly paid to the Administrative Agent to be credited and applied to the Guaranteed Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of this Agreement and the Swap Agreements.  If any Guarantor makes payment to any Secured Party of all or any part of the Guaranteed Liabilities and all the Guaranteed Liabilities are paid in full and this Agreement and the Swap Agreements are no longer in effect, the Administrative Agent, Lenders and Lender Counterparties shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Liabilities resulting from the payment.

Section 8.06.                             Subordination.  Without limiting the rights of the Administrative Agent, the Lenders and the Lender Counterparties under any other agreement, any liabilities owed by the Borrower to any Guarantor in connection with any extension of credit or financial accommodation by any Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Liabilities, and such liabilities of the Borrower to such Guarantor, if the Administrative Agent so requests after the occurrence and during the continuation of a Default, shall be collected, enforced and received by any Guarantor as trustee for the Administrative Agent and shall be paid over to the Administrative Agent on account of the Guaranteed Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guarantee.

Section 8.07.                             Payments Generally.  All payments by the Guarantors shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the Loan Documents and the Swap Agreement, as the case may be; provided, however, that if the Payment Currency is other than Dollars any Guarantor may, at its option (or, if for any reason whatsoever any Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to the Administrative Agent at its principal office the equivalent amount in Dollars computed at the selling rate of the Administrative Agent or a selling rate chosen by the Administrative Agent, most recently in effect on or prior to the date the Guaranteed Liability becomes due, for cable transfers of the Payment Currency to the place where the Guaranteed

Liability is payable.  In any case in which any Guarantor makes or is obligated to make payment in Dollars, the Guarantor shall hold the Administrative Agent, the Lenders and the Lender Counterparties harmless from any loss incurred by the Administrative Agent, any Lender or any Lender Counterparty arising from any change in the value of Dollars in relation to the Payment Currency between the date the Guaranteed Liability becomes due and the date the Administrative Agent, such Lender or such Lender Counterparty is actually able, following the conversion of the Dollars paid by such Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Guaranteed Liability is payable, to apply such Payment Currency to such Guaranteed Liability.

Section 8.08.                             Setoff.  Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Administrative Agent, any Lender or any Lender Counterparty may otherwise have, the Administrative Agent, such Lender or such Lender Counterparty shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any Guarantor at any office of the Administrative Agent, such Lender or such Lender Counterparty, in Dollars or in any other currency, against any amount payable by such Guarantor under this Guarantee which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided that the failure of the Administrative Agent, such Lender, or such Lender Counterparty to give such notice shall not affect the validity thereof.

Section 8.09.                             Formalities.  Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guarantee or incurrence of any Guaranteed Liability and any other formality with respect to any of the Guaranteed Liabilities or this Guarantee.

Section 8.10.                             Limitations on Guarantee.  The provisions of the Guarantee under this Article VIII are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guarantee would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such  Guarantor’s liability under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Administrative Agent, any Lender or any Lender Counterparty, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 8.10 with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Administrative Agent, Lenders and Lender Counterparties hereunder to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section 8.10 with respect to the Maximum Liability, except to the extent necessary so that none of  the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law.

Section 8.11.                             Amends and Restates.  The Guarantee under this Article VIII amends and restates in its entirety each Guaranty as defined in, and executed by any Credit Party pursuant to, the Original Credit Agreement (the “Existing Guarantees”).  Nothing in this Agreement shall be deemed to be or constitute a novation of any of the obligations and liabilities existing under the Existing Guarantees.

Article IX

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)           the Borrower shall fail to pay any principal of any Loan (including any payments required under Section 2.11) or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)           any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or in any Loan Document furnished pursuant to or in connection with this Agreement or any amendment or modification thereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing;

(d)           the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, Section 6.03 (with respect to the Borrower’s or any Restricted Subsidiary’s existence), Section 6.05 (with respect to insurance), Section 6.08, or in Article VII;

(e)           the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any Loan Document, and such failure shall continue unremedied for a period of 30 days after receipt of written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)            the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue beyond the applicable grace period, if any.

(g)           any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such

Indebtedness and (ii) Indebtedness that becomes due as a result of a change in law, tax regulation or accounting treatment so long as such Indebtedness is paid when due;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against the Borrower or any Restricted Subsidiary or any combination thereof and either the same shall remain undischarged or unsatisfied for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(l)            an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)          the delivery by any Guarantor to the Administrative Agent of written notice that a Guarantee under Article VIII has been revoked; or

(n)           a Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower or any Restricted Subsidiary described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Aggregate Commitment, and thereupon the Aggregate Commitment shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Aggregate Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.  Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Issuing Bank and each Lender may protect and enforce its rights under this Agreement and the other Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in this Agreement or any other Loan Document, and the Administrative Agent, the Issuing Bank and each Lender may enforce payment of any Obligations due and payable hereunder or enforce any other legal or equitable right and remedies which it may have under this Agreement, any other Loan Document, or under applicable law or in equity.

Article X

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the

Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  No Person identified as a Sole Bookrunner or Lead Arranger, in each case in its respective capacity as such, shall have any responsibilities or duties, or incur any liability, under this Agreement or the other Loan Documents.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Majority Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), to appoint a successor; provided that no consent of the Borrower shall be required if any Event of Default has occurred and is continuing.  If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in Chicago, Illinois or New York, New York, or an Affiliate of any such bank that is a financial institution.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring

Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to release any Collateral that it is permitted to be sold or released pursuant to the terms of the Loan Documents.  Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any Disposition of Collateral to the extent such Disposition is permitted by the terms of this Agreement or is otherwise authorized by the terms of the Loan Documents.

Article XI

Miscellaneous

Section 11.01.        Notices.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)           if to the Borrower, to Clayton Williams Energy, Inc., Six Desta Drive, Suite 6500, Midland, Texas 79705, Attention: Mel G. Riggs, Facsimile No. (432) 688-3247;

(ii)          if to the Administrative Agent or Issuing Bank, to JPMorgan Chase Bank, N.A., Mailcode IL1-0010, 10 South Dearborn, Chicago, Illinois 60603-2003, Facsimile No. (888) 292-9533, Attention: Teresita R. Siao;

with a copy to: JPMorgan Chase Bank, N.A., 2200 Ross Avenue, 3rd Floor, Mailcode TX1-2911, Dallas, Texas 75201, Facsimile No. (214) 965-3280, Attention: Kimberly A. Bourgeois;

(iii)         if to any other Lender, to its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)           Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 11.02.        Waivers; Amendments.

(a)           No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties and the Majority Lenders or by the Credit Parties and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall:

(i) increase the Borrowing Base without the written consent of each Lender;

(ii) increase the Commitment of any Lender or, except as set forth in the definition of Applicable Percentage, increase the Applicable Percentage of any Lender, in each case, without the written consent of such Lender;

(iii) except as provided in Section 2.03, increase the Maximum Facility Amount without the written consent of each Lender;

(iv) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

(v) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any of the Aggregate Commitment, without the written consent of each Lender affected thereby (it being understood that any waiver of a mandatory prepayment of the Loans or a mandatory reduction of the Commitments shall not constitute a postponement or waiver of a scheduled payment or date of expiration);

(vi) change Section 2.18(b) or Section 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(vii) except in connection with any Dispositions permitted in Section 7.04, release any Guarantor from its obligations under Article VIII or release any of the Collateral without the written consent of each Lender; or

(viii) change any of the provisions of this Section or the definition of “Super-Majority Lenders”, “Majority Lenders”, “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

provided further that no such agreement shall (x) amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be or (y) change any of the provisions of Section 2.20 without the prior written consent of the Administrative Agent and the Issuing Bank.

(c)           Notwithstanding anything to the contrary contained in this Section 11.02, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to correct any clerical errors or cure any ambiguity, omission, mistake, defect or inconsistency.

Section 11.03.        Expenses; Indemnity; Damage Waiver.

(a)           The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Lead Arranger and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)          THE CREDIT PARTIES SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY RESTRICTED SUBSIDIARY, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR FROM A CLAIM BROUGHT BY A CREDIT PARTY AGAINST SUCH INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS.  FOR THE AVOIDANCE OF DOUBT, WITH RESPECT TO THE FOREGOING PROVISO “ANY INDEMNITEE” MEANS ONLY THE INDEMNITEE OR INDEMNITEES, AS THE CASE MAY BE, THAT ARE DETERMINED BY SUCH COURT TO HAVE BEEN GROSSLY

NEGLIGENT OR TO HAVE ENGAGED IN WILLFUL MISCONDUCT OR BREACHED THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN BAD FAITH AND NOT ANY OTHER INDEMNITEE.

(c)           To the extent that any Credit Party fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage of such unpaid amount with respect to amounts to be paid to the Issuing Bank and such Lender’s Applicable Percentage of such unpaid amount with respect to amounts to be paid to the Administrative Agent (in each case, determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

(d)          To the extent permitted by applicable law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)           All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

Section 11.04.        Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i)           Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)        the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, a Federal Reserve Bank, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)         the Administrative Agent; and

(C)         the Issuing Bank.

(ii)          Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)             each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of such Lender’s Commitment and such Lender’s Loans under this Agreement;

(C)             the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)             the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 11.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)         Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 11.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section except that any attempted assignment or transfer by any Lender that does not comply with clause (C) of Section 11.04(b)(ii) shall be null and void.

(iv)         The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment and Applicable Percentage of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Credit Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Credit Parties, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)          Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(d) or Section 2.06(e), Section 2.07, Section 2.18(d) or Section 11.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)

(i)           Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such

Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)          A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Borrower.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(d)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 11.05.      Survival.  All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Aggregate Commitment has not expired or terminated.  The provisions of Section 2.15, Section 2.16, Section 2.17 and Section 11.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Aggregate Commitment or the termination of this Agreement or any provision hereof.

Section 11.06.      Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.07.      Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 11.08.      Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of any Credit Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section and Section 8.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 11.09.      GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(b)           EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR

PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.01.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 11.10.      WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.11.      Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 11.12.      Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over any Lender, (c) to the extent required by Requirements of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Credit Parties and their obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Credit Party.  For the purposes of this Section, “Information” means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.13.      Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.  In the event that, notwithstanding Section 11.09, applicable law is the law of the State of Texas and such applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for each day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code and shall be used in this Note  and the other Loan Documents for calculating the Maximum Rate and for all other purposes.  Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this

Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

Section 11.14.      USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Credit Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Act.

Section 11.15.      Original Credit Agreement.  On the Effective Date, this Agreement shall supersede and replace in its entirety the Original Credit Agreement; provided, however, that (a) all loans, letters of credit, and other indebtedness, obligations and liabilities outstanding under the Original Credit Agreement on such date shall continue to constitute Loans, Letters of Credit and other indebtedness, obligations and liabilities under this Agreement, (b) the execution and delivery of this Agreement or any of the Loan Documents hereunder shall not constitute a novation, refinancing or any other fundamental change in the relationship among the parties and (c) the Loans, Letters of Credit, and other indebtedness, obligations and liabilities outstanding hereunder, to the extent outstanding under the Original Credit Agreement immediately prior to the date hereof, shall constitute the same loans, letters of credit, and other indebtedness, obligations and liabilities as were outstanding under the Original Credit Agreement.

Section 11.16.      Reaffirmation and Grant of Security Interest.  Each Credit Party hereby (a) confirms that each Collateral Document (as defined in the Original Credit Agreement) to which it is a party or is otherwise bound and all Collateral encumbered thereby, will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all Obligations and Guaranteed Liabilities under this Agreement and the Secured Indebtedness (as such term is defined in the Mortgages) and all other indebtedness, obligations and liabilities under the Mortgages, as the case may be, and (b) reaffirms its grant to the Administrative Agent for the benefit of the Secured Parties of a continuing Lien on and security interest in and to such Credit Party’s right, title and interest in, to and under all Collateral as collateral security for the prompt payment and performance in full when due of the Obligations and Guaranteed Liabilities under this Agreement and the Secured Indebtedness and all other indebtedness, obligations and liabilities under the Mortgages (whether at stated maturity, by acceleration or otherwise) in accordance with the terms thereof.

Section 11.17.      Reallocation of Commitments and Loans.  The Lenders party to the Original Credit Agreement have agreed among themselves to reallocate their respective Commitments (as defined in the Original Credit Agreement) as contemplated by this Agreement, and to, among other things, allow certain financial institutions identified by the Lead Arranger in consultation with the Borrower, to become a party to this Agreement as a Lender (each, a “New Lender”) by acquiring an interest in the Aggregate Commitment.  On the Effective Date and after giving effect to such reallocation and adjustment of the Aggregate Commitment, the Commitment and Applicable Percentage of each Lender, including each New Lender, shall be as set forth on Schedule 2.01 and each Lender, including each New Lender, shall own its Applicable Percentage of the outstanding Loans.  The reallocation and adjustment to the Commitments of each Lender, including each New Lender, as contemplated by this Section

11.17 shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit A hereto as if each of the Lenders, including each New Lender, had executed an Assignment and Assumption with respect to such reallocation and adjustment.  The Borrower and the Administrative Agent hereby consent to such reallocation and adjustment of the Commitments and each New Lender’s acquisition of an interest in the Aggregate Commitment.  The Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 11.04(b)(ii)(C) with respect to the assignments and reallocations of the Commitments contemplated by this Section 11.17.  To the extent requested by any Lender, and in accordance with Section 2.16, the Borrower shall pay to such Lender, within the time period prescribed by Section 2.16, any amounts required to be paid by the Borrower under Section 2.16 in the event the payment of any principal of any Eurodollar Loan or the conversion of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto is required in connection with the reallocation contemplated by this Section 11.17.

Section 11.18.      Release of Guarantees and Liens.

(a)           At such time as the Loans and the other obligations under the Loan Documents (other than contingent indemnification obligations and obligations under or in respect of Swap Agreements and Cash Management Agreements) shall have been paid in full, the Aggregate Commitment has been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized or otherwise backstopped in a manner satisfactory to the Issuing Bank), the Collateral shall be released from the Liens created by the Security Instruments, and the Security Instruments and all obligations (other than those expressly stated to survive such termination) of each Credit Party under the Security Instruments shall terminate, all without delivery of any instrument or performance of any act by any Person; and

(b)           If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower or any Restricted Subsidiary in a transaction permitted by this Agreement, then the Administrative Agent, at the request and sole expense of the Borrower or any Restricted Subsidiary, shall execute and deliver to  the Borrower or any Restricted Subsidiary all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Security Instruments on such Collateral.  At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder and under the other Security Instruments in the event that all the Equity Interests of such Guarantor shall be Disposed of in a transaction permitted by this Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any anticipated expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

Section 11.19.      Termination of Collateral Agency Agreement.  The Lenders, the Administrative Agent, the Issuing Bank and the Credit Parties hereby terminate the Collateral Agency Agreement (as defined in the Original Credit Agreement) and acknowledge that such agreement is hereby terminated and of no further force or effect.  From and after the Effective Date, all references to the “Collateral Agent” in the Mortgages (as defined in the Original Credit

Agreement) shall be deemed to refer to JPMorgan Chase Bank, N.A. in its capacity as the Administrative Agent under this Agreement and the other Loan Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

CLAYTON WILLIAMS ENERGY, INC.
a Delaware corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Senior Vice President

GUARANTORS:

SOUTHWEST ROYALTIES, INC.
a Delaware corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

WARRIOR GAS CO.
a Texas corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

CWEI ACQUISITIONS, INC.
a Delaware corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

ROMERE PASS ACQUISITION L.L.C.
a Delaware limited liability company

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

Signature Page

CWEI ROMERE PASS ACQUISITION CORP.
a Delaware corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

BLUE HEEL COMPANY
a Delaware corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

TEX-HAL PARTNERS, INC.
a Delaware corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

DESTA DRILLING GP, LLC
a Texas limited liability company

By:	/s/ L. Paul Latham
L. Paul Latham, Manager

DESTA DRILLING, L.P.
a Texas limited partnership

By:	Desta Drilling GP, LLC, its general partner

By:	/s/ L. Paul Latham
L. Paul Latham, Manager

Signature Page

WEST COAST ENERGY PROPERTIES GP, LLC
a Texas limited liability company

By:	/s/ Mel G. Riggs
Mel G. Riggs, Manager

CLAJON INDUSTRIAL GAS, INC.
a Texas corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

CLAYTON WILLIAMS PIPELINE CORPORATION
a Delaware corporation

By:	/s/ Mel G. Riggs
Mel G. Riggs, Vice President

Signature Page

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Mark E. Olson
Name: Mark E. Olson
Title: Authorized Officer

Signature Page

BANK OF SCOTLAND, as Syndication Agent and a Lender

By:	/s/ Julia R. Franklin
Name: Julia R. Franklin
Title: Assistant Vice President

Signature Page

UNION BANK, N.A., as Co-Documentation Agent and a Lender

By:	/s/ Alison Fuqua
Name: Alison Fuqua
Title: Vice President

Signature Page

BNP PARIBAS, as Co-Documentation Agent and a Lender

By:	/s/ Betsy Jocher
Name: Betsy Jocher
Title: Director

By:	/s/ Edward Pak
Name: Edward Pak
Title: Vice President

Signature Page

NATIXIS (formerly Natexis Banques Populaires), as a Lender

By:	/s/ Donovan C. Broussard
Name: Donovan C. Broussard
Title: Managing Director

By:	/s/ Liana Tchernysheva
Name: Liana Tchernysheva
Title: Director

Signature Page

COMPASS BANK, as a Lender

By:	/s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Senior Vice President

Signature Page

THE FROST NATIONAL BANK, as a Lender

By:	/s/ Stewart Alcorn
Name: Stewart Alcorn
Title: Market President

Signature Page

BANK OF TEXAS, N.A., as a Lender

By:	/s/ Wm. Mark Cranmer
Name: Wm. Mark Cranmer
Title: Senior Vice President

Signature Page

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Todd Coker
Name: Todd Coker
Title: Vice President

Signature Page

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

Signature Page

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:	/s/ John Preece
Name: John Preece
Title: Director

Signature Page

SOCIETE GENERALE, as a Lender

By:	/s/ Stephen W. Warfel
Name: Stephen W. Warfel
Title: Managing Director

Signature Page

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	Clayton Williams Energy, Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Second Amended and Restated Credit Agreement, dated as of November 29, 2010 among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the

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Lenders parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:

Facility Assigned	Aggregate Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Applicable Percentage of Commitment/Loans
	$	$		%
	$	$		%
	$	$		%

Effective Date:                                   , 20

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

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[Consented to and] Accepted:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent and Issuing Bank

By:
Title:

[Consented to:]

CLAYTON WILLIAMS ENERGY, INC.

By:
Title:

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ANNEX 1

Second Amended and Restated Credit Agreement dated as of November 29, 2010 among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any Subsidiary or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any Subsidiary or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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2.   Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT B

OPINION OF COUNSEL FOR THE BORROWER

[See attached]

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[LETTERHEAD OF VINSON & ELKINS LLP]

November 29, 2010

Each of the Addressees Listed in
the Attached Schedule 1

RE:                              Second Amended and Restated Credit Agreement

Ladies and Gentlemen:

We have acted as special New York and Texas counsel to (a) Clayton Williams Energy, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), (b) the subsidiaries of the Company listed in Part A of Schedule 2 hereto (each a “Delaware Subsidiary”, and together with the Company, the “Delaware Companies”), and (c) the subsidiaries of the Company listed in Part B of Schedule 2 hereto (each a “Texas Subsidiary”, and together with the Delaware Companies, the “Opinion Parties”), in connection with the transactions contemplated by the Second Amended and Restated Credit Agreement dated as of November 29, 2010 (the “Credit Agreement”), among the Company, the other Opinion Parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”).  This opinion letter is furnished to you pursuant to Section 5.01(c) of the Credit Agreement.  Capitalized terms used herein shall, unless otherwise defined herein (or in the Schedules hereto), have the meanings ascribed to such terms in the Credit Agreement.  Terms defined in the Schedules hereto shall have the same meanings when used in the text of this opinion letter, and terms defined in the text of this opinion letter shall have the same meaning when used in the Schedules.  Unless otherwise indicated, references herein to “this opinion” or “this opinion letter” shall include the Schedules hereto.

In rendering the opinions set forth below, we have reviewed an execution copy of the following documents and instruments:

(i)                                     the Credit Agreement;

(ii)                                  each of the Notes, dated the date hereof, and executed and delivered by the Company on the date hereof;

(iii)                               the Amended and Restated Pledge and Security Agreement dated as of November 29, 2010 (the “Security Agreement”) among the Opinion Parties party thereto and the Administrative Agent;

(iv)                              the Deed of Trust, Mortgage, Assignment of Production, Fixture Filing and Financing Statement dated as of November 29, 2010 (the “Deed of Trust”), from the Company to the Trustee named therein and the Administrative Agent;

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

(v)                                 the Opinion Parties’ constitutive documents and resolutions listed in Part A of Schedule 3 hereto (the “Organizational Documents”);

(vi)                              the certificates of existence and good standing listed in Part B of Schedule 3 hereto issued by the Secretary of State of Delaware for each of the Delaware Companies (collectively, the “Delaware Good Standing Certificates”);

(vii)                           the certificates of existence and good standing listed in Part C of Schedule 4 hereto issued by the Secretary of State of the State of Texas and the Texas Comptroller of Public Accounts, for each of the Texas Subsidiaries (collectively, the “Texas Good Standing Certificates”);

(viii)                        unfiled copies of the UCC-1 Financing Statements listed in Schedule 4 hereto and shown in Schedule 4 to have the Delaware Filing Office as the Applicable Filing Office (the “Delaware Financing Statements”); and

(ix)                                unfiled copies of the UCC-1 Financing Statements listed in Schedule 4 hereto and shown in Schedule 5 to have the Texas Filing Office as the Applicable Filing Office (the “Texas Financing Statements” and, together with the Delaware Financing Statements, the “Financing Statements”).

The documents listed in clauses (i) through (iv) above are referred to herein as the “Opinion Documents”.  The documents listed in clauses (i) through (iii) above are referred to herein as the “New York Opinion Documents”.  The Security Agreement and the Deed of Trust are collectively referred to herein as the “Security Documents”.  Additionally, in rendering the opinions set forth below, we have reviewed such other records, certificates and documents as we have deemed appropriate for the purposes of such opinions.  As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon statements of public officials and officers or other representatives of the Opinion Parties and on the representations and warranties relating to factual matters set forth in the Opinion Documents.

In rendering the opinions expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies, which assumptions we have not independently verified.  In addition, with your permission and without independent investigation, we have made the following assumptions:

(A)                              Each party to each document referred to in this opinion letter is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except that we have not made such assumption as to the Opinion Parties to the extent set forth in our opinions in paragraph 1 below);

(B)  Each party to each document referred to in this opinion letter has full power and authority to execute, deliver and perform its obligations under each such document to which it is

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a party (except that we have not made such assumption as to the Opinion Parties with respect to the Opinion Documents to the extent set forth in our opinions in paragraphs 2 and 3 below);

(C)  Each document referred to in this opinion letter has been duly executed and delivered by each party thereto (except that we have not made such assumption as to the Opinion Parties with respect to the Opinion Documents to the extent set forth in our opinions in paragraphs 2 and 3 below);

(D)  The execution, delivery and performance of each document referred to in this opinion letter by each party thereto have been duly authorized by all necessary action (corporate, partnership, limited liability company or otherwise) by or on behalf of each such party (except that we have not made such assumption as to the Opinion Parties with respect to the Opinion Documents to the extent set forth in our opinions in paragraphs 2 and 3 below);

(E)  The execution, delivery and performance of each document referred to in this opinion letter by each party thereto do not violate or result in the breach of any such party’s organizational documents or any contract, document or instrument binding on any such party (except that we have not made such assumption as to the Opinion Parties with respect to their Organizational Documents to the extent set forth in our opinion in paragraph 6(a) below;

(F)  The execution, delivery and performance of each document referred to in this opinion letter by each party thereto do not contravene any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to any of them (except that we have not made such assumption with respect to Applicable Laws, in each case applicable to the Opinion Parties with respect to the Opinion Documents, to the extent set forth in our opinion in paragraph 6(b) below);

(G)  No authorization, approval, consent, order, license, franchise, permit or other action by, and no notice to or filing with, any Governmental Authority, or any other third party is required for the due execution, delivery and performance of any document referred to in this opinion letter by any party thereto that has not been duly obtained or made and that is not in full force and effect (except that we have not made such assumption with respect to Governmental Approvals (as defined in paragraph 7 below) required to be obtained or taken by the Opinion Parties with respect to the Opinion Documents to the extent set forth in our opinion in paragraph 7 below);

(H)                               Each document referred to in this opinion letter constitutes the valid, binding and enforceable obligation of each party thereto (except that we have not made such assumptions as to the applicable Opinion Parties to the extent set forth in our opinions in paragraphs 4 and 5 below); and

(I)                                    The laws of any jurisdiction other than the laws that are the subject of this opinion letter do not affect the terms of the Opinion Documents or adversely affect the opinions rendered herein.

Unless otherwise indicated, as used in this opinion letter (i) “New York UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York (without regard to

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laws referenced in Section 9-201 thereof), (ii) “Texas UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Texas (without regard to laws referenced in Section 9.201 thereof), (iii) “Delaware UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware (without regard to laws referenced in Section 9-201 thereof), (iv) “UCC” means the New York UCC, the Texas UCC or the Delaware UCC, as applicable, (v) “Security Agreement Article 9 Collateral” means that portion of the Collateral (as defined in the Security Agreement) which is of a type in which a security interest can be created under Article 9 of the New York UCC, (vi) “Deed of Trust Article 9 Collateral” means that portion of the Collateral (as defined in the Deed of Trust) in which a security interest can be created under Chapter 9 of the Texas UCC, (vii) “Article 9 Collateral” means the Security Agreement Article 9 Collateral and the Deed of Trust Article 9 Collateral, (viii) “Delaware Filing Office” means the Office of the Secretary of State of the State of Delaware, and (ix) “Texas Filing Office” means the Office of the Secretary of State of the State of Texas.  Terms defined in the UCC have the same meaning when used herein unless otherwise indicated by the context in which such terms are so used.  For convenience, all references to specific articles, parts, sections or subsections of the UCC (without referring specifically to the New York UCC, the Delaware UCC or the Texas UCC) are made by using the corresponding citations to the New York UCC.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, it is our opinion that:

1.               Each Delaware Company is validly existing and in good standing under the laws of the State of Delaware.  Each Texas Subsidiary is validly existing and in good standing under the laws of the State of Texas.

2.               Each Delaware Company has the corporate or limited liability company (as applicable) power and authority to execute and deliver each Opinion Document to which it is a party and to perform its obligations thereunder.  The execution and delivery by each Delaware Company of each Opinion Document to which it is a party and the performance by such Delaware Company of its obligations thereunder have been duly authorized by all requisite corporate or limited liability company action, as applicable, on the part of such Delaware Company.  With respect to each Delaware Company, each Opinion Document to which such Delaware Company is a party has been duly executed and delivered by such Delaware Company.

3.               Each Texas Subsidiary has the corporate, limited liability company or limited partnership (as applicable) power and authority to execute and deliver each Opinion Document to which it is a party and to perform its obligations thereunder.  The execution and delivery by each Texas Subsidiary of each Opinion Document to which it is a party and the performance by such Texas Subsidiary of its obligations thereunder have been duly authorized by all requisite corporate, limited liability company, or limited partnership action, as applicable, on the part of such Texas Subsidiary.  With respect to each Texas Subsidiary, each Opinion Document to which each Texas Subsidiary is a party has been duly executed and delivered by such Texas Subsidiary.

4.               Each New York Opinion Document constitutes the valid and binding obligation of each Opinion Party that is a party thereto, enforceable against such Opinion Party in accordance with its terms, under the laws of the State of New York.

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5.               The Deed of Trust constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, under the laws of the State of Texas.

6.               The execution and delivery by each Opinion Party of each Opinion Document to which it is a party do not, and the performance by such Opinion Party of its obligations thereunder will not: (a) violate such Opinion Party’s Organizational Documents; or (b) result in any violation by such Opinion Party of any Applicable Laws (as defined below).

“Applicable Laws” means the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware UCC, and those laws of the States of Texas and New York and the United States of America and the rules and regulations adopted thereunder that, in our experience, are normally applicable to transactions of the type contemplated by the Opinion Documents.  However, the term “Applicable Laws” does not include, and we express no opinion with regard to (a) any state or federal laws, rules or regulations relating to: (i) pollution or protection of the environment; (ii) zoning, land use, building or construction; (iii) occupational, safety and health or other similar matters; (iv) labor and employee rights and benefits, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended; (v) the regulation of utilities, including without limitation, the Federal Power Act, the Public Utility Holding Company Act of 2005 and the Public Utility Regulatory Policies Act of 1978, as amended; (vi) antitrust and trade regulation; (vii) tax; (viii) except as specifically set forth in paragraphs 19 and 21, securities, including without limitation, the Investment Company Act of 1940, as amended; (ix) corrupt practices, including, without limitation, the Foreign Corrupt Practices Act of 1977; (x) copyrights, patents and trademarks; and (xi) communication, telecommunication or similar matters; and (b) any laws, rules or regulations of any county, municipality or similar political subdivision or any agency or instrumentality thereof.

7.               No Governmental Approval (as defined below) that has not been obtained or taken and is not in full force and effect, is required to be obtained or taken by any Opinion Party to authorize, or is required in connection with, the execution and delivery by such Opinion Party of any Opinion Document to which it is a party or the performance by such Opinion Party of its obligations thereunder except: (a) the filing of the Financing Statements in the filing offices set forth in paragraphs 10 and 11 below; (b) any filings or recordings required in connection with the liens and security interests granted pursuant to the Deed of Trust as described in paragraphs 13, 14, 16 and 17 below; and (c) Governmental Approvals not required to consummate the transactions occurring on the date hereof but required to be obtained or made after the date of this opinion letter to enable such Opinion Party to comply with requirements of Applicable Laws including those required to maintain existence and good standing of such Opinion Party.

“Governmental Approvals” means any consent, approval, license or authorization of, or filing, recording or registration with, any Governmental Authority pursuant to any Applicable Laws (as defined in paragraph 6 above).

8.               The provisions of the Security Agreement are effective to create in favor of the Administrative Agent to secure the Obligations (as defined in the Security Agreement), a valid security interest in all of the right, title and interest of each Opinion Party that is a party

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to such Security Agreement, in and to the Security Agreement Article 9 Collateral described in the Security Agreement.

9.               Under the laws of the State of Texas, the provisions of the Deed of Trust are effective to create in favor of the Administrative Agent to secure the secured indebtedness (as defined in the Deed of Trust), a valid security interest in all of the Company’s right, title and interest in and to the Deed of Trust Article 9 Collateral described in such Deed of Trust.

10.         To the extent that the filing of a financing statement can be effective to perfect a security interest in the Article 9 Collateral under the Delaware UCC, the security interest granted by the Delaware Companies in favor of the Administrative Agent in that portion of the Article 9 Collateral described in the Delaware Financing Statements will be perfected upon the proper filing of the Delaware Financing Statements in the Delaware Filing Office. For purposes of our opinion set forth in this paragraph 10, we have based such opinion solely on our review of the generally available compilations of Article 9 of the Delaware UCC as in effect on the date hereof and we have not reviewed any other laws of the State of Delaware or retained or relied on any opinion or advice of Delaware counsel.

11.         To the extent that the filing of a financing statement can be effective to perfect a security interest in the Article 9 Collateral under the Texas UCC, the security interest granted by the Texas Subsidiaries in favor of the Administrative Agent in that portion of the Article 9 Collateral described in the Texas Financing Statements will be perfected upon the proper filing of the Texas Financing Statements in the Texas Filing Office.

12.         With respect to that portion of the Security Agreement Article 9 Collateral consisting of certificated securities (as such term is defined in Section 8-102 of the New York UCC or Section 8.102 of the Texas UCC, as applicable, and herein referred to as the “Certificated Securities”), upon the Administrative Agent’s taking possession in the State of New York or the State of Texas of the certificates evidencing such Certificated Securities that are in registered form, issued or indorsed in the name of the Administrative Agent or in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement, the security interest of the Administrative Agent therein is perfected by “control” (within the meaning of Section 8-106 of the New York UCC or 8.106 of the Texas UCC, as applicable).

13.         Under the laws of the State of Texas, the Deed of Trust is in proper form for recording in the real property records (the “Real Property Records”) of each of the counties in the State of Texas in which the Mortgaged Properties (as defined in the Deed of Trust and herein referred to as the “Mortgaged Properties”) described in the Deed of Trust and constituting real property under the laws of the State of Texas (the “Mortgaged Real Property”), are located (such counties being the “Applicable Counties”).

14.         Under the laws of the State of Texas, the Deed of Trust is in appropriate form to be effective, from the date of its proper recording in the Real Property Records of each Applicable County, as (a) a financing statement filed as a fixture filing with respect to Deed of Trust Article 9 Collateral constituting goods that are or are to become fixtures (as defined in the Texas UCC) located in the Applicable Counties and related to the Mortgaged Real Property described in

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such Deed of Trust (the “Texas Fixtures”), and (b) a financing statement covering Deed of Trust Article 9 Collateral constituting as-extracted collateral at the wellhead or minehead of which as-extracted collateral is located in the Applicable Counties and which as-extracted collateral is related to the Mortgaged Real Property (the “Texas As-Extracted Real Property”); and upon such proper recordings, the security interest in Texas Fixtures granted by such Deed of Trust will be perfected as a fixture filing, and the security interest in the Texas As-Extracted Collateral will be perfected.

15.         Under the laws of the State of Texas, the provisions of the Deed of Trust are effective to create in favor of the Trustee named therein, to secure the secured indebtedness (as defined in such Deed of Trust), a valid lien on the right, title and interest of the Company in the Mortgaged Real Property described in such Deed of Trust.

16.         Under the laws of the State of Texas, upon the proper filing of the Deed of Trust in the Real Property Records of each Applicable County, the Deed of Trust will provide constructive notice to third parties of the liens created thereby in favor of the Trustee named therein in the Mortgaged Real Property described therein.

17.         Under the laws of the State of Texas, with respect to each Deed of Trust, (a) the recording of such Deed of Trust in the Real Property Records of each Applicable County, is the only recording or filing necessary to give constructive notice of the lien created by the Deed of Trust covering the Mortgaged Real Property described therein, to subsequent purchasers and mortgagees of such Mortgaged Real Property, and (b) no other recordings, filings, re-recordings or refilings are necessary in order to maintain the validity or priority of the lien created by such Deed of Trust on such Mortgaged Real Property described therein.

18.         Under the laws of the State of Texas, the Deed of Trust contains terms and provisions necessary to enable the Trustee named therein (after a material default of a material provision thereunder) to exercise its non-judicial power of sale remedy upon the Mortgaged Real Property described therein.

19.         Assuming that the Company will comply with the provisions of the Credit Agreement relating to the use of proceeds, the execution and delivery of the Credit Agreement by the Company and the making of the Loans thereunder and the application of the proceeds thereof does not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

20.         In a properly presented case before a court of competent jurisdiction in the State of Texas, or a federal court sitting in Texas, in each case applying Texas conflicts of law principles, such court would recognize and give effect to the choice of the laws of the State of New York as the governing law of each of the New York Opinion Documents.

21.         Each Opinion Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In rendering the foregoing opinions, we have also assumed, with your permission, and without independent investigation on our part, the following:

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A.                                   With respect to our opinions set forth in paragraphs 8 through 14 above, we have assumed that each Opinion Party has, or has the power to transfer, rights in the properties in which it is purporting to grant a security interest sufficient for attachment of such security interest within the meaning of Section 9-203 of the UCC.

B.                                     With respect to our opinions set forth in paragraphs 8 through 14 above, we have assumed that the Administrative Agent has acquired its interests in the Article 9 Collateral for value within the meaning of Section 9-203 of the NY UCC and Section 9.203 of the Texas UCC.

C.                                     With respect to our opinions set forth in paragraphs 8 through 14 above, we have assumed the descriptions of Article 9 Collateral contained in, or attached as schedules to, the Security Documents and the Financing Statements sufficiently describe (for the purposes of the attachment and perfection of security interests) the Article 9 Collateral intended to be covered thereby.

D.                                    With respect to our opinions set forth in paragraphs 10 and 14 above, we have relied on each Delaware Company’s Organizational Documents and the Delaware Good Standing Certificates as the basis for determining (i) the correct legal name of such Delaware Company, (ii) the correct organizational identification number of such Delaware Company is as set forth in the Delaware Financing Statements and the Deed of Trust and (iii) that such Delaware Company is solely organized under the laws of the State of Delaware.  With respect to our opinions set forth in paragraphs 11 and 14 above, we have relied on each Texas Subsidiary’s Organizational Documents and the Texas Good Standing Certificates as the basis for determining (i) the correct legal name of such Texas Subsidiary, (ii) that the correct organizational identification number of such Texas Subsidiary is as set forth in the Texas Financing Statements and the Deed of Trust and (iii) that such Texas Subsidiary is solely organized under the laws of the State of Texas.

E.                                      With respect to our opinion set forth in paragraph 12 above, we have assumed that such Certificated Securities will at all times be held by the Administrative Agent in the State of New York or the State of Texas, as applicable.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)                                  Notwithstanding the choice of law provisions set forth in Section 5.21 of the Deed of Trust, we have assumed for purposes of this opinion letter that the Deed of Trust is governed by the laws of the State of Texas and have rendered the opinions in this opinion letter related to the Deed of Trust on the basis that the laws of the State of Texas govern such Deed of Trust.

(b)                                 The opinions in paragraph 1 above to the extent they relate to the existence and good standing of the Delaware Companies in the State of Delaware are based solely on the Delaware Good Standing Certificates.  The opinions in paragraph 1 above to the extent they relate to the existence and good standing of the Texas Subsidiaries in the State of Texas are based solely on the Texas Good Standing Certificates. The opinions in paragraph 2 above are limited in all respects to the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, as in effect in the State of Delaware.  The opinions in paragraph 3 above are limited in all respects to the Texas Business Organizations Code.  Our opinions contained herein to the extent they relate to matters of Delaware law are based on our review of the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, as in effect in the State of Delaware.  We have not reviewed

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any other laws of the State of Delaware (other than the Delaware UCC), including, without limitation, any interpretations of the General Corporation Law and the Limited Liability Company Act, as in effect in the State of Delaware, or retained or relied on any opinion or advice of Delaware counsel.

(c)                                  Our opinions above are subject to and may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect relating to or affecting enforcement of creditors’ rights generally and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether such enforcement is considered in a proceeding in equity or at law and we express no opinion on the effect of the foregoing on the enforceability of the Opinion Documents and the provisions thereof.

(d)                                 With respect to our opinions set forth in paragraphs 4 and 5 above, we express no opinion with respect to the validity, legally binding effect or enforceability of the following provisions to the extent that they are contained in the Opinion Documents:  (i) provisions purporting to release, exculpate, hold harmless, or exempt any person or entity from, or to require indemnification or contribution of or by any person or entity for, liability for any matter to the extent that the same are inconsistent with applicable law (including case law) or with public policy; (ii) provisions purporting to waive, subordinate or not give effect to rights to notice, demands, legal defenses or other rights or benefits that cannot be waived, subordinated or rendered ineffective under applicable law; (iii) provisions purporting to provide remedies inconsistent with the UCC to the extent provisions of the UCC are mandatorily applicable; (iv) provisions purporting to render void and of no effect any transfers of the Opinion Party’s rights in any collateral in violation of the terms of the Opinion Documents; (v) provisions relating to powers of attorney, severability or set-offs; (vi) provisions stating that a guarantee will not be affected by a modification of the obligation guaranteed in cases in which that modification materially changes the nature or amount of such obligation; (vii) provisions that limit the obligation of a guarantor, co-borrower or co-obligor (or provide for any rights of contribution as against another guarantor or, co-borrower or co-obligor or any other party) based upon the potential unenforceability, invalidity, or voidability of a guarantee or joint obligation under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws; (viii) provisions restricting access to courts or purporting to affect the jurisdiction or venue of courts (other than the courts of the State of New York with respect to the New York Opinion Documents, to the extent set forth in Section 5-1402 of the New York General Obligation Law); (ix) provisions setting out methods for service of process; (x) provisions purporting directly or indirectly to exclude conflicts-of-law rules; (xi) provisions pursuant to which a party agrees that a judgment rendered by a court or other tribunal in one jurisdiction may be enforced in any other jurisdiction; (xii) provisions providing that decisions by a party are conclusive or may be made in its sole discretion; (xiii) provisions providing for liquidated damages or any “make whole”, “yield maintenance” or “premium amount” to the extent that they may be deemed a penalty; (xiv) provisions that require any Opinion Party to indemnify any other party to such Opinion Document against loss in obtaining the currency due under such Opinion Document from a court judgment in another currency; (xv) provisions providing for voting of claims in bankruptcy; (xvi) provisions granting to the Administrative Agent cash proceeds of rent, income, revenues, issues or profits from the Mortgaged Properties unless the Administrative Agent is in lawful possession of the Mortgaged Properties or has secured by final order the appointment of receiver therefor or has taken such action judicially deemed to be the equivalent thereof; (xvii) provisions purporting to prohibit, restrict or condition the transfer or encumbrance of the Mortgaged Properties to the extent same are unenforceable under the Texas UCC or applicable Texas real property law, (xviii) provisions granting a person proceeds of insurance, except on policies in full force

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with loss payee clauses payable to such person; (xix) provisions purporting to make assignments of leases and/or rents an absolute or true assignment; (xx) provisions attempting to bind third parties by unrecorded amendments to the obligations secured by the Deed of Trust; (xxi) provisions relating to mortgagees in possession; and (xxii) provisions providing for the revival or reinstatement of liens previously released.  Our opinions are based solely on our reading of the Opinion Documents.  We note that enforceability of the Opinion Documents may be affected by the parties course of dealing, or by waivers, modifications or amendments (whether made in writing, orally, or by course of conduct), and we express no opinion on the effect of the foregoing on the enforceability of the Opinion Documents.

(e)                                  Insofar as our opinion set forth in paragraph 4 above relates to the enforceability under New York law of the provisions of the New York Opinion Documents choosing New York law as the governing law thereof, such opinion is rendered solely in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney’s Sess. Law of N.Y. 1406 (codified at N.Y. Gen. Oblig. Law §§5-1401 (McKinney 1989)) (the “Act”) and is subject to the qualifications that such enforceability (i) as specified in the Act, does not apply to the extent provided to the contrary in subsection two of Section 1-105 of the NY UCC, (ii) may be limited by public policy considerations of any jurisdiction in which enforcement of such provisions is sought, and (iii) is subject to any U.S. Constitutional requirement under the Full Faith and Credit Clause or the Due Process Clause thereof or the exercise of any applicable judicial discretion in favor of another jurisdiction.

(f)                                    Certain of the other remedial provisions with respect to the Article 9 Collateral or the Mortgaged Properties contained in the Security Documents may be further limited or rendered unenforceable by applicable law, but in our judgment the limitation or unenforceability of such provisions does not, subject to the other qualifications, exceptions and limitations set forth herein, substantially interfere with the practical realization of the principal legal benefits with respect to the Article 9 Collateral and Mortgaged Properties purported to be provided by the Security Documents, except to the extent of any procedural or other delays which may result therefrom (it being understood that we express no opinion as to the adequacy of such provisions to the extent it is necessary to seek execution or enforcement of rights or remedies under the laws of any jurisdiction outside the State of New York (with respect to the Security Agreement) or the State of Texas (with respect to the Deed of Trust)).

(g)                                 In the case of property which becomes Article 9 Collateral or Mortgaged Properties after the date hereof, our opinions in paragraphs 8 through 18 are subject to the effect of Section 552 of the Federal Bankruptcy Code, which limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.  Our opinions as to the creation and validity of security interests and liens in Article 9 Collateral and Mortgaged Properties are also subject to the effect of Section 547 of the Federal Bankruptcy Code pursuant to which a security interest deemed transferred within the relevant period set forth in Section 547(b)(4) thereof may be avoidable under certain circumstances.

(h)                                 We express no opinion as to Article 9 Collateral that is subject to a state statute or a statute, regulation or treaty of the United States referred to in Section 9-311(a) of the UCC.

(i)                                     We express no opinion as to Article 9 Collateral or Mortgaged Properties consisting of commercial tort claims or cooperative interests.

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(j)            With respect to our opinions in paragraphs 10 and 11 above, we express no opinion as to (i) the perfection of a security interest in any items of collateral that are or are to become as-extracted collateral or timber to be cut, and (ii) the perfection as a fixture filing of any security interest in any items of collateral that are or are to become fixtures.

(k)           Other than the filing of the Financing Statements in the filing offices set forth in our opinions in paragraphs 10 and 11 above, we express no opinion as to any other actions (including any filings or registrations) that may be necessary under any applicable law in connection with perfection of a security interest in Article 9 Collateral or Mortgaged Properties consisting of patents, trademarks, copyrights or other intellectual property rights.  We express no opinion as to the effect of any federal law relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein.

(l)            With respect to our opinions set forth in paragraphs 8 through 18, we express no opinion as to the priority of any lien or security interest.

(m)          We express no opinion herein regarding the enforceability of any provision in an Opinion Document that purports to prohibit, restrict or condition the assignment of a party’s rights or obligations under such Opinion Document to the extent that such restriction on assignability is rendered ineffective by Sections 9-406 through 9-409 of the UCC or other applicable law.

(n)           The attachment and perfection of the Administrative Agent’s liens and security interests in proceeds is limited to the extent set forth in Section 9-315 of the UCC.

(o)           With respect to Article 9 Collateral constituting after-acquired property, the security interests therein granted to the Administrative Agent under the Security Documents will not attach or be perfected until the Opinion Party granting such security interests acquires rights in such Article 9 Collateral sufficient for attachment under Section 9-203 of the UCC.

(p)           In rendering the opinions above related to security interests in Article 9 Collateral, we call to your attention that security interests may not attach or become enforceable or be perfected as to Article 9 Collateral that is not assignable pursuant to a rule of law, statute or regulation, or is not assignable by its terms, or is assignable only with the consent of another person or entity, except to the extent such restrictions are rendered ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC, Sections 9.406, 9.407, 9.408 or 9.409 of the Texas UCC, or other applicable law.  In addition in rendering such opinions, we call to your attention that even though the Texas UCC and the New York UCC render certain anti-assignment provisions ineffective for purposes of creation, attachment or perfection of a security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC and Sections 9.406, 9.407, 9.408 or 9.409 of the Texas UCC, nonetheless, in certain cases, the grantee of such security interest may be unable to enforce its rights in collateral against an account debtor, the holder of a promissory note, or other person named in the foregoing Sections, who did not consent to the transfer.

(q)           We express no opinion as to any actions that may be required to be taken periodically under the UCC or under any other applicable law in order for the effectiveness of the Financing Statements or perfection of any lien or security interest to be maintained.

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(r)            Our opinion in paragraph 20 is based on Chapter 271 of the Texas Business and Commerce Code, which applies to transactions in which a party pays or receives, or is obligated to pay or entitled to receive, consideration in excess of $1,000,000, and is subject to the qualifications that such enforceability (i) as specified in Chapter 271, does not apply to an issue that another Texas statute (such as Section 1.301(b) of the Texas UCC), or a federal statute, provides is governed by the law of a particular jurisdiction,  (ii) may be limited by public policy considerations of any jurisdiction in which enforcement of such provisions is sought, and (iii) is subject to any U.S. Constitutional requirement under the Full Faith and Credit Clause or the Due Process Clause thereof or the exercise of any applicable judicial discretion in favor of another jurisdiction.  In rendering such opinion, we have assumed that JPMorgan Chase Bank, N.A. has its chief executive office in the State of New York.

(s)           Our opinion in paragraph 6(b) as it relates to the New York Opinion Documents, with respect to Texas law, takes into account and is based on and subject to our opinion in paragraph 20.

(t)            Except as set forth in our opinions in paragraphs 8, 9 and 15 above, we express no opinion as to the creation, attachment or validity of any lien or security interest.  Except as set forth in our opinions in paragraphs 10 through 14 and paragraphs 16 and 17, we express no opinion as to the perfection of any security interest or lien.

(u)           We have made no examination of, and express no opinion with respect to, the accuracy or sufficiency of the description of any portion of the Mortgaged Properties.  To the contrary, we have assumed (i) the accuracy and sufficiency of the descriptions of the Mortgaged Properties intended to be covered thereby, and (ii) that each person purporting to grant liens or security interests covering the Mortgaged Properties has good title to the Mortgaged Properties and the power to grant the liens intended to be granted therein.  We express no opinion with respect to title to or the condition of the Mortgaged Properties.

(v)           We express no opinion with respect to the legality, validity, binding nature or enforceability of any of the provisions of the Deed of Trust purporting to cover any property which becomes property of the Company after the date hereof, unless such property is specifically identified in the Deed of Trust and the parties can be shown to have anticipated, on the date of execution of the Deed of Trust, the acquisition of such property.  In addition, the Deed of Trust will not secure any portion of the obligations described therein to the extent that such obligations were not reasonably within the contemplation of the parties at the time they entered into the Deed of Trust.

(w)          The obligations of the Company under the Deed of Trust and the obligations of the Opinion Parties under the Opinion Documents may be limited by the provisions of Sections 51.003 through 51.005 of the Texas Property Code (“TPC”) and Section 1371 of the N.Y. Real Prop. Acts. Laws (“RPALP”) relating to limitations on deficiencies following any foreclosure.

In this connection, Section 51.003 of the TPC provides that if the price at which real property is sold at a foreclosure sale is less than the unpaid balance of the indebtedness secured by the real property, resulting in a deficiency, then any action brought to recover the deficiency must be brought within two years of the foreclosure sale.  Section 51.003 further provides that any person against whom recovery of the deficiency is sought may request that the court in which the deficiency action is pending determine the fair market value of the real property as of the date of the foreclosure sale.  Such fair market value is to be determined by the finder of fact after the introduction by the parties of competent evidence of the value.

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Section 51.003 further provides that if the court determines that the fair market value is greater than the sale price of the real property at the foreclosure sale, then the persons against whom recovery of the deficiency is sought are entitled to an offset against the deficiency in the amount by which the fair market value (less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure) exceeds the sale price used to compute the deficiency.

Section 51.004 of the TPC applies if (i) real property subject to a deed of trust or other contract lien is sold at a foreclosure sale under a court judgment foreclosing the lien and ordering the sale; and (ii) the price at which the real property is sold is less than the unpaid balance of the indebtedness secured by the real property, resulting in a deficiency.  If Section 51.004 applies, then any person obligated on the indebtedness, including a guarantor, may bring an action in the district court in the county in which the real property is located for a determination of the fair market value of the real property as of the date of the foreclosure sale.  The suit must be brought not later than the 90th day after the date of the foreclosure sale unless the suit is brought by a guarantor who did not receive actual notice of the sale before the date of sale, in which case the suit must be brought by the guarantor not later than the 90th day after the date the guarantor received actual notice of the sale.  Section 51.004 states that the fair market value shall be determined by the finder of fact after the introduction by the parties of competent evidence of the value.  If the finder of fact determines that the fair market value is greater than the sale price of the real property at the foreclosure sale, the persons obligated on the indebtedness, including guarantors, are entitled to an offset against the deficiency in the amount by which the fair market value (less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure) exceeds the sale price.  Section 51.005 of the TPC provides a similar right to file an offset action to a guarantor against whom a deficiency judgment has been rendered if a motion or suit to determine the fair market value of the real property as of the date of the foreclosure sale has not previously been filed under Section 51.003 or Section 51.004.

RPALP Section 1371(2) provides that a suit for a deficiency following a real property foreclosure sale must be brought within 90 days after the date of the consummation of the foreclosure sale.  RPALP Section 1371(3) provides that if the suit for a deficiency is not brought within the 90 day period “the proceeds of the sale regardless of amount shall be deemed to be in full satisfaction of the mortgage debt and no right to recover any deficiency in any action or proceeding shall exist.”  New York courts have interpreted Section 1371(3) as precluding any suits for deficiency against that borrower or any guarantor and foreclosure on any other collateral securing the loan if the suit for deficiency has not been filed within the 90 day period.

The New York Court of Appeals has held that a predecessor to RPAPL Section 1371(3) does not apply if the real property that is the subject of the foreclosure sale is not located in New York.  Provident Savings Bank v. John Steinmetz, 270 N.Y. 129 (N.Y. 1936).  In Chase Manhattan Bank, N.A. v. Greenbriar North Section II, 835 S.W.2d 720 (Tex. App.-Houston [1st Dist.] 1992, no writ), one Texas Court of Appeals held that RPAPL Section 1371 applies to non-New York property if the loan documents (other than the deed of trust) provide that they are governed by New York law.  Because the bank had failed to seek the deficiency judgment against the borrower and guarantor within 90 days after the Texas non-judicial foreclosure sale, the guarantor (the party in interest) was not liable for the deficiency.  Although the court did not mention the Provident Savings case, the court in Greenbriar North held that the express choice of New York law to govern the loan documents, including the guaranty agreement,

13

were sufficient to make Section 1371(3) applicable.  Accordingly, because the Mortgaged Real Properties are located in Texas and the New York Opinion Documents are governed by New York law, at least a Texas court might hold that the limitations in RPAPL Section 1371(3) apply to any suit for a deficiency following a Texas foreclosure sale.

(x)            We bring to your attention that Section 16.035 of the Texas Civil Practices and Remedies Code which provides a four-year statute of limitations to enforce liens created by a deed of trust; the four year statute begins to run on the maturity date of the indebtedness secured thereby.  Therefore, if the maturity of the indebtedness evidenced by the Opinion Documents is extended, with respect to each Deed of Trust, an instrument referring to such Deed of Trust and giving notice of such extension should be filed in the Real Property Records.

(y)           With respect to any leases, subleases, licenses, or occupancy rights described or referred to in any Deed of Trust, we express no opinion as to authorization, execution, delivery, validity, binding effect or enforceability thereof.

(z)            We express no opinion as to the validity or enforceability of Section 5.21 of the Deed of Trust.

(aa)         With respect to our opinions above related to the perfection of security interests in Article 9 Collateral (including, without limitation, Texas Fixtures and Texas As-Extracted Collateral), we have assumed that no Opinion Party is a transmitting utility as defined in Section 9-102 of the UCC.

We express no opinion as to the laws of any jurisdiction other than Applicable Laws.

This opinion has been prepared in accordance with the customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind.

This opinion letter is rendered as of the date set forth above.  We expressly disclaim any obligation to update this letter after such date.

This opinion letter is given solely for your benefit in connection with the transactions contemplated by the Opinion Documents and may not be furnished to, or relied upon by, any other person or for any other purpose without our prior written consent.  Notwithstanding the foregoing, at your request, we hereby consent to reliance hereon by any future assignee of the Lenders’ interests in the loans under the Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 11.04(b) of the Credit Agreement, on the condition and understanding that (a) this letter speaks only as of the date hereof, (b) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to any person other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (c) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

Very truly yours,

Vinson & Elkins LLP

14

SCHEDULE 1

TO OPINION LETTER

Addressees

JPMorgan Chase Bank, N.A., as Administrative Agent

Each Lender party to the Credit Agreement on the date hereof

1

SCHEDULE 2

TO OPINION LETTER

Part A — Delaware Subsidiaries

Blue Heel Company, a Delaware corporation

Clayton Williams Pipeline Corporation, a Delaware corporation

CWEI Acquisitions, Inc., a Delaware corporation

CWEI Romere Pass Acquisition Corp., a Delaware corporation

Romere Pass Acquisition L.L.C., a Delaware limited liability company

Southwest Royalties, Inc., a Delaware corporation

Tex-Hal Partners, Inc., Delaware corporation

Part B — Texas Subsidiaries

Clajon Industrial Gas, Inc., a Texas corporation

Desta Drilling GP, LLC, a Texas limited liability company

Desta Drilling, L.P., a Texas limited partnership

Warrior Gas Co., a Texas corporation

West Coast Energy Properties GP, LLC, a Texas limited liability company

1

SCHEDULE 3

TO OPINION LETTER

Part A - Organizational Documents

1.             Clayton Williams Energy, Inc.:

•                  Second Restated Certificate of Incorporation of Clayton Williams Energy, Inc. dated as of October 1, 1996, as amended by the Certificate of Amendment to the Second Restated Certificate of Incorporation of Clayton Williams Energy, Inc. dated as of October 3, 2000, as certified by a certificate of the Secretary of State of Delaware dated November 17, 2010

•                  Corporate Bylaws of Clayton Williams Energy, Inc. dated as of September 27, 1991

2.             Blue Heel Company:

•                  Certificate of Incorporation of FYH Company dated as of December 30, 1997 as amended by the First Amendment to the Certificate of Incorporation of FYH Company dated January 6, 1998 (renaming the company Blue Heel Company), as certified by a certificate of the Secretary of State of Delaware dated November 16, 2010

•                  Corporate Bylaws of Blue Heel Company, as certain provisions thereof have been waived pursuant to the Action By Written Consent of the Requisite Groups of the Transaction Parties adopted November 29, 2010, and the Consent and Agreement of Transaction Parties dated as of November 29, 2010

3.             Clayton Williams Pipeline Corporation:

•                  Certificate of Incorporation of Clayton Williams Midland, Inc. dated February 12, 1996 as amended by the Certificate of Amendment of the Certificate of Incorporation of Clayton Williams Midland, Inc. dated March 3, 2000 (renaming the company Clayton Williams Pipeline Corporation) , as certified by a certificate of the Secretary of State of Delaware dated November 16, 2010

•                  First Amended and Restated By-Laws of Clayton Williams Pipeline Corporation

4.             CWEI Acquisitions, Inc.:

•                  Certificate of Incorporation of Texas Energy Company dated March 23, 1994 as amended by the Certificate of Amendment of the Certificate of Incorporation of Texas Energy Company dated May 2, 1994 (renaming the company CWEI Acquisitions, Inc.), as certified by a certificate of the Secretary of State of Delaware dated November 16, 2010

•                  Bylaws of CWEI Acquisitions, Inc.

5.             CWEI Romere Pass Acquisition Corp.:

•                  Certificate of Incorporation of CWEI Romere Pass Acquisition Corp. dated December 1, 2003, as certified by a certificate of the Secretary of State of Delaware dated November 16, 2010

•                  Bylaws of CWEI Romere Pass Acquisition Corp.

1

6.             Romere Pass Acquisition L.L.C.:

•                  Certificate of Formation of Romere Pass Acquisition L.L.C. dated December 19, 2003, as certified by a certificate of the Secretary of State of Delaware dated November 16, 2010

•                  Limited Liability Company Agreement of Romere Pass Acquisition L.L.C. dated December 19, 2003, as certain provisions thereof have been waived pursuant to the Action By Written Consent of the Requisite Groups of the Transaction Parties adopted November 29, 2010, and the Consent and Agreement of Transaction Parties dated as of November 29, 2010

7.             Southwest Royalties, Inc.:

•                  Restated Certificate of Incorporation of Southwest Royalties, Inc. dated November 21, 2003, as certified by a certificate of the Secretary of State of Delaware dated November 17, 2010

•                  By-Laws of Southwest Royalties, Inc. (as amended) dated August 12, 1996

8.             Tex-Hal Partners, Inc.:

•                  Certificate of Incorporation of Tex-Hal Partners, Inc. dated November 16, 1994, as certified by a certificate of the Secretary of State of Delaware dated November 16, 2010

•                  Bylaws of Tex-Hal Partners, Inc., as certain provisions thereof have been waived pursuant to the Action By Written Consent of the Requisite Groups of the Transaction Parties adopted November 29, 2010, and the Consent and Agreement of Transaction Parties dated as of November 29, 2010

9.             Clajon Industrial Gas, Inc.:

•                  Certificate of Clayton Williams Company dated July 21, 1980 as amended by the Articles of Amendment of the Articles of Incorporation of Clayton Williams Company dated June 1, 1984, as certified by a certificate of the Secretary of State of Texas dated November 17, 2010

•                  Authorization of use of name executed by Clayton Williams (authorizing the use of the name Clajon Industrial Gas, Inc.) , as certified by a certificate of the Secretary of State of Texas dated November 17, 2010

•                  By-Laws of Clayton Williams Company

10.           Desta Drilling GP, LLC:

•                  Certificate of Formation of Larclay GP, LLC dated April 19, 2006, as certified by a certificate of the Secretary of State of Texas dated November 17, 2010

•                  Certificate of Amendment of Larclay GP, LLC dated June 22, 2009 (renaming the company Desta Drilling GP, LLC) , as certified by a certificate of the Secretary of State of Texas dated November 16, 2010

•                  Limited Liability Company Agreement of Larclay GP, LLC dated April 21, 2006, as certain provisions thereof have been waived pursuant to the Action By Written Consent of the Requisite Groups of the Transaction Parties adopted November 29, 2010, and the Consent and Agreement of Transaction Parties dated as of November 29, 2010

11.           Desta Drilling, L.P.:

•                  Certificate of Formation of Larclay, L.P. dated April 19, 2006, as certified by a certificate of the Secretary of State of Texas dated November 17, 2010

•                  Certificate of Amendment of Larclay, L.P. dated June 24, 2009 (renaming the company Desta Drilling, L.P.) , as certified by a certificate of the Secretary of State of Texas dated November 16, 2010

2

•                  First Amended and Restated Agreement of Limited Partnership of Desta Drilling, L.P. dated June 22, 2009, as certain provisions thereof have been waived pursuant to the Action By Written Consent of the Requisite Groups of the Transaction Parties adopted November 29, 2010, and the Consent and Agreement of Transaction Parties dated as of November 29, 2010

12.           Warrior Gas Co.:

•                  Articles of Incorporation of Warrior Gas Co. dated October 12, 1992, as certified by a certificate of the Secretary of State of Texas dated November 16, 2010

•                  Bylaws of Warrior Gas Co. dated November 12, 1992 as amended

13.           West Coast Energy Properties GP, LLC:

•                  Certificate of Formation of West Coast Energy Properties GP, LLC. dated July 24, 2006, as certified by a certificate of the Secretary of State of Texas dated November 16, 2010

•                  Limited Liability Company of West Coast Energy Properties GP, LLC dated July 24, 2006, as certain provisions thereof have been waived pursuant to the Action By Written Consent of the Requisite Groups of the Transaction Parties adopted November 29, 2010, and the Consent and Agreement of Transaction Parties dated as of November 29, 2010

Part B — Delaware Good Standing Certificates

1.                                       A certificate dated November 16, 2010 issued by the Secretary of State of the State of Delaware as to the existence and good standing of Clayton Williams Energy, Inc.

2.                                       A certificate dated November 16, 2010 issued by the Secretary of State of the State of Delaware as to the existence and good standing of CWEI Acquisitions, Inc.

3.                                       A certificate dated November 16, 2010 issued by the Secretary of State of the State of Delaware as to the existence and good standing of Clayton Williams Pipeline Corporation

4.                                       A certificate dated November 16, 2010 issued by the Secretary of State of the State of Delaware as to the existence and good standing of Romere Pass Acquisition L.L.C.

5.                                       A certificate dated November 16, 2010 issued by the Secretary of State of the State of Delaware as to the existence and good standing of CWEI Romere Pass Acquisition Corp.

6.                                       A certificate dated November 16, 2010 issued by the Secretary of State of the State of Delaware as to the existence and good standing of Southwest Royalties, Inc.

7.                                       A certificate dated November 16, 2010 issued by the Secretary of State of the State of Delaware as to the existence and good standing of Blue Heel Company

3

8.                                       A certificate dated November 16, 2010 issued by the Secretary of State of the State of Delaware as to the existence and good standing of Tex-Hal Partners, Inc.

Part C — Texas Good Standing Certificates

1.                                       A certificate dated November 17, 2010 issued by the Secretary of State of the State of Texas as to the existence and good standing of Warrior Gas Co.

2.                                       A certificate dated November 17, 2010 issued by the Secretary of State of the State of Texas as to the existence and good standing of Clajon Industrial Gas, Inc.

3.                                       A certificate dated November 17, 2010 issued by the Secretary of State of the State of Texas as to the existence and good standing of West Coast Energy Properties GP, LLC

4.                                       A certificate dated November 17, 2010 issued by the Secretary of State of the State of Texas as to the existence and good standing of Desta Drilling, L.P..

5.                                       A certificate dated November 17, 2010 issued by the Secretary of State of the State of Texas as to the existence and good standing of Desta Drilling GP, LLC

4

SCHEDULE 4

TO OPINION LETTER

Financing Statements

The following financing statements on form UCC-1, naming the Person listed below as debtor and the Administrative Agent as secured party for the benefit of the Lenders, to be filed in the office listed opposite the name of such debtor:

Name of Debtor	Applicable Filing Office
Blue Heel Company	Delaware Filing Office
Clayton Williams Energy, Inc.	Delaware Filing Office
Clayton Williams Pipeline Corporation	Delaware Filing Office
CWEI Acquisitions, Inc.	Delaware Filing Office
CWEI Romere Pass Acquisition Corp.	Delaware Filing Office
Romere Pass Acquisition L.L.C.	Delaware Filing Office
Southwest Royalties, Inc.	Delaware Filing Office
Tex-Hal Partners, Inc.	Delaware Filing Office
Clajon Industrial Gas, Inc.	Texas Filing Office
Desta Drilling GP, LLC	Texas Filing Office
Desta Drilling, L.P.	Texas Filing Office
Warrior Gas Co.	Texas Filing Office
West Coast Energy Properties GP, LLC	Texas Filing Office

1

EXHIBIT C

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [                          ] (this “Counterpart Agreement”) is delivered pursuant to that certain Second Amended and Restated Credit Agreement, dated as of November 29, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

Section 1.  Pursuant to Section 6.13 of the Credit Agreement, the undersigned hereby:

(a)           agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)          represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date (if applicable to the undersigned);

(c)           certifies that no Default has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof;

(d)          agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article VIII of the Credit Agreement; and

(e)           (i) agrees that this counterpart may also be attached to the Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Security Agreement as if it were an original signatory thereto, (iii) grants to the Administrative Agent a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to the Administrative Agent supplements to all schedules attached to the Security Agreement.  All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Security Agreement.

1

Section 2.  The undersigned agrees from time to time, upon request of the Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as the Administrative Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement.  Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.  Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 11.01 of the Credit Agreement, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

2

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:

Telecopier

with a copy to:

Attention:

Telecopier

ACKNOWLEDGED AND ACCEPTED,

as of the date above first written:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:
Name:
Title:

3

EXHIBIT D

FORM OF INTEREST ELECTION REQUEST

Reference is made to the Second Amended and Restated Credit Agreement, dated as of  November 29, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to Section 2.08 of the Credit Agreement, the Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

$[ , , ]	Eurodollar Loans to be continued with Interest Period of month(s)

$[ , , ]	ABR Loans to be converted to Eurodollar Loans with Interest Period of month(s)

$[ , , ]	Eurodollar Loans to be converted to ABR Loans

The Borrower hereby certifies that as of the date hereof, no Default has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby.

Date: [mm/dd/yy]	CLAYTON WILLIAMS ENERGY, INC.

By:
Name:
Title:

1

EXHIBIT E

NOTE

New York, New York	,

FOR VALUE RECEIVED, the undersigned CLAYTON WILLIAMS ENERGY, INC., a Delaware corporation (“Borrower”) hereby unconditionally promises to pay to                                            (the “Lender”) the principal sum equal to its Commitment as set forth in the Credit Agreement (as hereinafter defined), or, if greater or less, the aggregate unpaid principal amount of the Loans advanced by Lender to Borrower pursuant to the terms of the Credit Agreement, together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as therein provided in lawful money of the United States of America at the offices of Administrative Agent provided in Section 11.01 of the Credit Agreement, or at such other place, as from time to time may be designated by Administrative Agent in accordance with the Credit Agreement.

The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement.

This Note is executed pursuant to that certain Second Amended and Restated Credit Agreement dated as of November 29, 2010, between Borrower, certain Subsidiaries of the Borrower, as Guarantors, the Administrative Agent and Lenders (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), is one of the promissory notes referred to in Section 2.09(e) therein and is secured by the Security Instruments.  Reference is made to the Credit Agreement and the Loan Documents for a statement of prepayment rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys’ fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder).  Upon the occurrence of an Event of Default, the Administrative Agent may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and the Lender shall have all rights and remedies of the Lender under the Credit Agreement and the other Loan Documents.  This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate, and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower.  In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any

1

non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees.

Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all such renewals, extensions, indulgences, releases or changes.

This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of New York.

THIS NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

2

EXECUTED as of the date and year first above written.

BORROWER:

CLAYTON WILLIAMS ENERGY, INC.

By:
Name:
Title:

3

EXHIBIT F

FORM OF LENDER CERTIFICATE

                , 200

To:                              JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

The Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of November 29, 2010 (as the same has been and may further be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used herein have the meaning specified in the Credit Agreement.

[Language for Existing Lender]

[               Please be advised that the undersigned has agreed (a) to increase its Maximum Credit Amount under the Credit Agreement effective                     , 20     (the “Effective Date”) from $                                 to $                         and (b) that, from and after the Effective Date, it shall continue to be a Lender in all respects under the Credit Agreement and the other Loan Documents.]

[Language for New Lender]

[               Please be advised that the undersigned has agreed (a) to become a Lender under the Credit Agreement effective                     , 20     (the “Effective Date”) with a Maximum Credit Amount of $                         and (b) that, from and after the Effective Date, it shall be deemed to be a Lender in all respects under the Credit Agreement and the other Loan Documents and shall be bound thereby.]

Very truly yours,

By:
Name:
Title:

1

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

CLAYTON WILLIAMS ENERGY, INC.

By:
Name:
Title:

2

SCHEDULE 1.01

EXISTING LETTERS OF CREDIT

Letter of Credit #	Applicant	Beneficiary	Amount	Type	Letter of Credit Expiration Date
CPCS-634643	Warrior Gas Co.	Railroad Commission of Texas	$25,000	Standard	October 31, 2011

SCHEDULE 1.02

RELATED PARTNERSHIPS

Partnership		Organizational	General	Ownership
Number	Legal Name	Jurisdiction	Partner(s)	GP %	LP %	Total %	Investment
207	Southwest Royalties Inc. Income Fund V	Tennessee	SWR	10.00%	49.91%	59.91%	$919,844
208	Southwest Royalties Inc. Income Fund VI	Tennessee	SWR	10.00%	49.02%	59.02%	4,087,849
209	Southwest Oil & Gas Income Fund VII-A, L.P.	Delaware	SWR	10.00%	41.77%	51.77%	1,098,824
210	Southwest Royalties Institutional Income Fund VII-B, L.P.	Delaware	SWR	10.00%	39.06%	49.06%	1,322,044
211	Southwest Royalties, Inc. Income/Drilling Program 1987-I, L.P.	Delaware	SWR & Blue Heel	15.00%	7.89%	22.89%	24,479
212	Southwest Oil & Gas Income Fund VIII-A, L.P.	Delaware	SWR	10.00%	36.76%	46.76%	1,370,559
213	Southwest Royalties Institutional Income Fund VIII-B, L.P.	Delaware	SWR	10.00%	38.51%	48.51%	1,523,527
214	Southwest Combination Income/Drilling Program 1988, L.P.	Delaware	SWR & Blue Heel	15.00%	12.60%	27.60%	66,736
216	Southwest Oil & Gas Income Fund IX-A, L.P.	Delaware	SWR & Blue Heel	10.00%	9.69%	19.69%	136,538
217	Southwest Royalties Institutional Income Fund IX-B, L.P.	Delaware	SWR & Blue Heel	10.00%	13.25%	23.25%	172,822
218	Southwest Oil & Gas Income Fund X-A, L.P.	Delaware	SWR & Blue Heel	10.00%	7.15%	17.15%	31,124
219	Southwest Royalties Institutional Income Fund X-A, L.P.	Delaware	SWR & Blue Heel	10.00%	14.26%	24.26%	111,028
220	Southwest Oil & Gas Income Fund X-B, L.P.	Delaware	SWR & Blue Heel	10.00%	7.31%	17.31%	76,196
221	Southwest Royalties Institutional Income Fund X-B, L.P.	Delaware	SWR & Blue Heel	10.00%	16.35%	26.35%	274,032
222	Southwest Oil & Gas Income Fund X-C, L.P.	Delaware	SWR & Blue Heel	10.00%	7.86%	17.86%	80,088
223	Southwest Royalties Institutional Income Fund X-C, L.P.	Delaware	SWR & Blue Heel	10.00%	10.94%	20.94%	91,696

Partnership		Organizational	General	Ownership
Number	Legal Name	Jurisdiction	Partner(s)	GP %	LP %	Total %	Investment
224	Southwest Oil & Gas Income Fund XI-A, L.P.	Delaware	SWR & Blue Heel	10.00%	17.50%	27.50%	178,231
225	Southwest Royalties Institutional Income Fund XI-A, L.P.	Delaware	SWR & Blue Heel	10.00%	20.19%	30.19%	192,732
226	Southwest Developmental Drilling Fund 1990, L.P.	Delaware	SWR	15.00%	4.16%	19.16%	210,645
227	Southwest Developmental Drilling Fund 91-A, L.P.	Delaware	SWR	15.00%	7.06%	22.06%	26,772
228	Southwest Developmental Drilling Fund 92-A, L.P.	Delaware	SWR	15.00%	2.30%	17.30%	27,511
230	Southwest Developmental Drilling Fund 1993, L.P.	Delaware	SWR	15.00%	8.43%	23.43%	164,574
231	Southwest Royalties Institutional Income Fund XI-B, L.P.	Delaware	SWR & Blue Heel	10.00%	6.84%	16.84%	41,719
232	Southwest Developmental Drilling Fund 1994, L.P.	Delaware	SWR	11.00%	8.48%	19.48%	86,648

							$12,316,218.00

In all cases where SWR & Blue Heel are joint General Partners, Blue Heel owns a 1% General Partner interest in the partnership and SWR owns the remaining percentage listed under the “GP%” column.

SCHEDULE 2.01

APPLICABLE PERCENTAGES AND COMMITMENTS

Lender	Title	Applicable Percentage	Initial Commitment	Maximum Credit Amount
JPMorgan Chase Bank, N.A.	Administrative Agent	12.8571429%	$45,000,000.00	$64,285,715.00
Bank of Scotland	Syndication Agent	11.4285715%	$40,000,000.00	$57,142,857.00
Union Bank, N.A.	Co-Documentation Agent	11.4285715%	$40,000,000.00	$57,142,857.00
BNP Paribas	Co-Documentation Agent	11.4285715%	$40,000,000.00	$57,142,857.00
Natixis		7.1428571%	$25,000,000.00	$35,714,286.00
Compass Bank		7.1428571%	$25,000,000.00	$35,714,286.00
The Frost National Bank		7.1428571%	$25,000,000.00	$35,714,286.00
Bank of Texas, N.A.		7.1428571%	$25,000,000.00	$35,714,286.00
KeyBank National Association		7.1428571%	$25,000,000.00	$35,714,286.00
UBS Loan Finance LLC		5.7142857%	$20,000,000.00	$28,571,428.00
The Royal Bank of Scotland plc		5.7142857%	$20,000,000.00	$28,571,428.00
Societe Generale		5.7142857%	$20,000,000.00	$28,571,428.00
TOTAL		100.0000000%	$350,000,000.00	$500,000,000.00

SCHEDULE 4.06

DISCLOSED MATTERS

None.

SCHEDULE 4.13

CAPITALIZATION

Legal Name	Jurisdiction of Organization	Shares Outstanding	Owner

Material Restricted Subsidiaries (Guarantors):

Warrior Gas Co.	Texas	2000	Clayton Williams Energy, Inc.
Clajon Industrial Gas, Inc.	Texas	1000	Warrior Gas Co.
CWEI Acquisitions, Inc.	Delaware	1000	Clayton Williams Energy, Inc.
Clayton Williams Pipeline Corporation	Delaware	1000	Clayton Williams Energy, Inc.
Romere Pass Acquisition L.L.C.	Delaware	N/A	CWEI Romere Pass Acquisition Corp.
CWEI Romere Pass Acquisition Corp.	Delaware	1000	Clayton Williams Energy, Inc.
West Coast Energy Properties GP, LLC	Texas	N/A	Clayton Williams Energy, Inc.
Southwest Royalties, Inc.	Delaware	1000	Clayton Williams Energy, Inc.
Blue Heel Company	Delaware	1000	Southwest Royalties, Inc.
Tex-Hal Partners, Inc.	Delaware	1000	Southwest Royalties, Inc.
Desta Drilling GP, LLC	Texas	N/A	Clayton Williams Energy, Inc.

Desta Drilling, L.P.	Texas	N/A	Desta Drilling GP, LLC – 1% Clayton Williams Energy, Inc. - 99%

Non-Material Restricted Subsidiaries (Non-Guarantors):

Clayton Williams Trading Co.	Texas	1000	Clayton Williams Energy, Inc.
Warrior Mississippi Corp.	Delaware	1000	Clayton Williams Energy, Inc.
CWEI Aviation, Inc.	Texas	1000	Clayton Williams Energy, Inc.

SCHEDULE 7.01

EXISTING INDEBTEDNESS

Approximate
Description	Amount

Capital Lease Obligations (a)	$1,000,000

(a)  Consists of leases on vehicles used in the ordinary course of business.

SCHEDULE 7.02

EXISTING LIENS

Liens securing capital lease obligations described on Schedule 7.01.

SCHEDULE 7.06

EXISTING INVESTMENTS

Description	Investment

General and limited partnerships interests in Related Partnerships	$12,316,218

Limited partnership interest (31.9%) in ClayDesta Buildings, LP	$1,635,100

SCHEDULE 7.09

TRANSACTIONS WITH AFFILIATES

None.

SCHEDULE 7.10

EXISTING RESTRICTIONS

None.